Exhibit 10.1

SIXTH AMENDMENT dated as of April 23, 2021 (this “Amendment”) to the SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of February 19, 2016, as amended as of August 8, 2016, June 5, 2017, March 15, 2018, August 30, 2019 and May 22, 2020 (as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among BLACKROCK CAPITAL INVESTMENT CORPORATION, a Delaware corporation (the “Borrower”); the LENDERS from time to time party thereto; CITIBANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”); and BANK OF MONTREAL, CHICAGO BRANCH, as Syndication Agent.

The Borrower has requested that the Lenders agree to amend the Credit Agreement in the manner provided herein, and the Lenders whose signatures appear below, constituting at least the Required Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in the Credit Agreement), are willing so to amend the Credit Agreement.

Accordingly, in consideration of the agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

A.Amendment to the Credit Agreement.  Effective as of the Amendment Effective Date (as defined below):

(i)the Credit Agreement (excluding, except as set forth below, all Schedules and Exhibits thereto, each of which shall remain as in effect immediately prior to the Amendment Effective Date) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and underlined text (indicated textually in the same manner as the following example: bold and underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(ii)Schedule I to the Credit Agreement is hereby amended in its entirety to be in the form of Schedule I hereto.

(iii)Schedule IV to the Credit Agreement is hereby deleted in its entirety.

(iv)Schedule 2.05 to the Credit Agreement is hereby deleted in its entirety.

(v)Exhibit A to the Credit Agreement is hereby amended in its entirety to be in the form appended at the end of Exhibit A hereto.

(vi)Schedule II hereto is hereby added to the Credit Agreement as Schedule 6.01 thereto.

(vii)Schedule III hereto is hereby added to the Credit Agreement as Schedule 6.02 thereto.

(viii)Schedule IV hereto is hereby added to the Credit Agreement as Schedule 6.04 thereto.

B.Regarding the Extended Commitments.  (i)  On the terms and subject to the conditions set forth herein, effective as of the Amendment Effective Date, each Lender that executes and delivers a signature page to this Amendment (each, an “Extending Lender”, and each Lender that does not so execute and deliver a signature page to this Amendment being deemed to be a “Non-Extending Lender”) agrees that the Commitment Termination Date with respect to all of its Commitments shall be extended from June 5, 2022 to April 23, 2024, and that the Maturity Date of any Loans, if any, made by it and outstanding on the Commitment Termination Date shall be extended from June 5, 2023 to April 23, 2025.

(ii)

Immediately following the effectiveness of this Amendment on the Amendment Effective Date, the aggregate amount of the Extending Lenders’ Multicurrency Commitments shall be reduced to $265,000,000. The amount of each Lender’s Multicurrency Commitment as of the Amendment Effective Date, after giving effect to the reduction provided for in the preceding sentence, is set forth on Schedule I hereto.

(iii)

To facilitate the transactions to occur on the Amendment Effective Date, if there are any Non-Extending Lenders on the Amendment Effective Date, immediately following the effectiveness of this Amendment on the Amendment Effective Date, the Borrower shall repay in full all outstanding Loans on the Amendment Effective Date with the proceeds of one or more new Syndicated Loans made by the Lenders in accordance with their new Commitment amounts, together with all accrued and unpaid interest on the outstanding Loans and all accrued and unpaid commitment fees under Section 2.11 of the Credit Agreement, in each case to but excluding the Amendment Effective Date.

C.[Reserved].

D.Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) this Amendment is within its corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action of the Borrower, (ii) this Amendment has been duly executed and delivered by the Borrower, (iii) each of this Amendment, and the Credit Agreement as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iv) as of the date hereof, no Default or Event of Default has occurred and is continuing and (v) the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct

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in all material respects (except to the extent any such representation or warranty is itself qualified by materiality or reference to a Material Adverse Effect, in which case it is true and correct in all respects) on and as of the date hereof, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

E.Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the below conditions shall have been satisfied or waived:

(i)the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower, each Subsidiary Guarantor and each Extending Lender (together, representing at least the Required Lenders);

(ii)the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each other Obligor and the authorization of this Amendment, in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(iii)the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders dated the Amendment Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent);

(iv)the Administrative Agent shall have received a certificate from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, dated the Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that on and as of the Amendment Effective Date (x) the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent any such representation or warranty is itself qualified by materiality or reference to a Material Adverse Effect, in which case it is true and correct in all respects) on and as of the Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and (y) as of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing;

(v)the Administrative Agent shall have received, for the account of each Extending Lender party hereto, an upfront fee equal to 0.20% of the aggregate amount of the Commitments (whether used or unused) of such Extending Lender as of

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the Amendment Effective Date (after giving effect to the reduction in Commitments of such Extending Lenders effected pursuant to Section B above); and

(vi)the Administrative Agent shall have received all other amounts invoiced to the Borrower that are due and payable to it, any of its affiliates or any of the Lenders, including payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by the Borrower in connection with this Amendment.

F.Waiver of Notice.  In connection with the reduction of the Multicurrency Commitments effected pursuant to Section B above, the Administrative Agent and the Lenders hereby waive the requirement that the Borrower deliver a notice to the Administrative Agent pursuant to Section 2.08(c) of the Credit Agreement.

G.Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower or any Subsidiary Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  This Amendment shall constitute a Loan Document, and the representations, warranties and agreements contained herein shall, for all purposes of the Credit Agreement, be deemed to be set forth in the Credit Agreement.  Each Obligor agrees that all of its obligations, liabilities and indebtedness under each Loan Document, including guarantee obligations, shall remain in full force and effect, in accordance with applicable law, on a continuous basis after giving effect to this Amendment.  On and after the effectiveness of this Amendment, any reference to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as modified hereby.  This Amendment shall not extinguish any payment obligation outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.

H.Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute

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an original, but all of which when taken together shall constitute a single contract.  This Amendment and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section E, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

I.Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Without limiting the generality of the foregoing, the parties hereto hereby (i) agree that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Borrower, electronic images of this Amendment (including with respect to any signature pages hereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of this Amendment based solely on the lack of paper original copies of this Amendment, including with respect to any signature pages hereto.

J.Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

K.Applicable Law; Jurisdiction; Waiver of Jury Trial.  The provisions of Section 9.09 and 9.10 of the Credit Agreement (as amended by this Amendment) shall apply to this Amendment mutatis mutandis.

L.Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK CAPITAL INVESTMENT CORPORATION,
by	/s/ Abby Miller
Name: Abby Miller
Title: Chief Financial Officer and Treasurer

BCIC-MBS, LLC,
by	/s/ Abby Miller
Name: Abby Miller
Title: President

BKC ASW BLOCKER, INC.,
by	/s/ Abby Miller
Name: Abby Miller
Title: President

[Signature Page to Sixth Amendment]

CITIBANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender and Lender,
by	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to Sixth Amendment]

Lender signature page to the
Sixth Amendment to the
BlackRock Capital Investment Corporation Credit Agreement

To approve this Amendment as an Extending Lender:

bank OF MONTREAL, CHICAGO BRANCH
by	/s/ Amy Prager
Name: Amy Prager
Title: Director

[Signature Page to Sixth Amendment]

Lender signature page to the
Sixth Amendment to the
BlackRock Capital Investment Corporation Credit Agreement

To approve this Amendment as an Extending Lender:

Merrill lynch capital corporation
by	/s/ Oren Yavin
Name: Oren Yavin
Title: Director

[Signature Page to Sixth Amendment]

Lender signature page to the
Sixth Amendment to the
BlackRock Capital Investment Corporation Credit Agreement

To approve this Amendment as an Extending Lender:

Credit suisse ag, new york branch
by	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

by	/s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

[Signature Page to Sixth Amendment]

Lender signature page to the
Sixth Amendment to the
BlackRock Capital Investment Corporation Credit Agreement

To approve this Amendment as an Extending Lender:

Deutsche bank ag new york branch,
by	/s/ Ming K Chu
Name: Ming K Chu
Title: Director
Email: ming.k.chu@db.com
Phone: +1-212-250-5451

by	/s/ Marko Lukin
Name: Marko Lukin
Title: Vice President
Email: marko.lukin@db.com
Phone: +1-212-250-7283

[Signature Page to Sixth Amendment]

Lender signature page to the
Sixth Amendment to the
BlackRock Capital Investment Corporation Credit Agreement

To approve this Amendment as an Extending Lender:

State street bank and trust company,
by	/s/ John Doherty
Name: John Doherty
Title: Vice President

[Signature Page to Sixth Amendment]

Lender signature page to the
Sixth Amendment to the
BlackRock Capital Investment Corporation Credit Agreement

To approve this Amendment as an Extending Lender:

HSBC bank usa, n.a.,
by	/s/ Kieran Patel
Name: Kieran Patel
Title: Managing Director

[Signature Page to Sixth Amendment]

Lender signature page to the
Sixth Amendment to the
BlackRock Capital Investment Corporation Credit Agreement

To approve this Amendment as an Extending Lender:

morgan stanley bank, n.a.,
by	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Sixth Amendment]

SCHEDULE I

TO CREDIT AGREEMENT

Schedule I

Commitments

See definition of “Commitment” and “Lender” in Section 1.01.  As of the Sixth Amendment Effective Date, there are no outstanding Dollar Commitments.

Name of Lender	Non-Extended Multicurrency Commitments	Extended Multicurrency Commitments
Citibank, N.A.	$0	$51,193,181.82
Bank of Montreal, Chicago Branch	$0	$51,193,181.82
Merrill Lynch Capital Corporation	$0	$33,125,000.00
Credit Suisse AG, New York Branch	$0	$30,113,636.36
Deutsche Bank AG New York Branch	$0	$30,113,636.36
State Street Bank and Trust Company	$0	$30,113,636.36
HSBC Bank USA, N.A.	$0	$21,079,545.45
Morgan Stanley Bank, N.A.	$0	$18,068,181.82
TOTAL	$0	$265,000,000.00

SCHEDULE 6.01

TO CREDIT AGREEMENT

Schedule II

Existing Indebtedness

1.	Indenture for 5.00% Convertible Senior Notes due 2022, dated as of June 13, 2017, between the Company and Wilmington Trust, National Association, as trustee.

SCHEDULE 6.01

TO CREDIT AGREEMENT

Schedule III

Existing Liens

None.

SCHEDULE 6.04

TO CREDIT AGREEMENT

Schedule IV

Existing Investments

Refer to Consolidated Schedules of Investments in Form 10-K for the fiscal year ended December 31, 2020, on file with the SEC.

Exhibit A

[See Attached]

EXHIBIT A

SECOND AMENDED AND RESTATED

SENIOR SECURED REVOLVING CREDIT AGREEMENT

dated as of February 19, 2016,

as amended as of August 8, 2016, June 5, 2017, March 15, 2018,

August 30, 2019, May 22, 2020, and April 23, 2021,

among

BLACKROCK CAPITAL INVESTMENT CORPORATION,

the LENDERS party hereto,

CITIBANK, N.A.,
as Administrative Agent, and

BANK OF MONTREAL, CHICAGO BRANCH,

as Syndication Agent

$265,000,000
_________________

CITIBANK, N.A. and
BMO CAPITAL MARKETS,
as Joint Lead Bookrunners and Joint Lead Arrangers

(i)

(ii)

(iii)

SECTION 9.17.	German Bank Separation Act	150
SECTION 9.18.	Acknowledgement Regarding Any Supported QFCs	152
SECTION 9.19.	Certain ERISA Matters	153
SECTION 9.20.	Erroneous Payments	154

SCHEDULE I	-	Commitments
SCHEDULE II	-	Material Agreements and Liens
SCHEDULE III	-	Litigation
SCHEDULE V	-	Transactions with Affiliates
SCHEDULE VI	-	GICS Industry Classification Group List
SCHEDULE 3.12(a)	-	Subsidiaries
SCHEDULE 5.13	-	Zero Percent Advance Rate Portfolio Investments
SCHEDULE 6.01	-	Existing Indebtedness
SCHEDULE 6.02	-	Existing Liens
SCHEDULE 6.04	-	Existing Investments
EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Guarantee and Security Agreement
EXHIBIT C	-	Form of Borrowing Base Certificate
EXHIBIT D	-	Form of Perfection Certificate
EXHIBIT E-1	-	Form of Foreign Lender U.S. Tax Compliance Certificate (Foreign Lenders Non-Partnerships)
EXHIBIT E-2	-	Form of Foreign Lender U.S. Tax Compliance Certificate (Foreign Participants Non-Partnerships)

(iv)

SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of February 19, 2016, as amended as of August 8, 2016, June 5, 2017, March 15, 2018, August 30, 2019, May 22, 2020, and April 23, 2021 (and as may be further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among BLACKROCK CAPITAL INVESTMENT CORPORATION, the LENDERS party hereto, CITIBANK, N.A., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and BANK OF MONTREAL, CHICAGO BRANCH, as Syndication Agent (as defined below).

PRELIMINARY STATEMENT:

The Borrower (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), certain of the Lenders and the Administrative Agent are party to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 19, 2016, as amended as of August 8, 2016, June 5, 2017, March 15, 2018, August 30, 2019, and May 22, 2020 (as further amended, restated, supplemented or otherwise modified prior to the Sixth Amendment Effective Date, the “Existing Credit Agreement”).  The Borrower has requested that the “Lenders” under and as defined in the Existing Credit Agreement agree to amend the Existing Credit Agreement pursuant to the Sixth Amendment to reflect the terms and provisions hereof.  The Lenders party hereto are willing to amend the Existing Credit Agreement to reflect the terms and provisions hereof and to extend credit to the Borrower pursuant hereto, in each case on the terms and subject to the conditions herein set forth.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2022 Notes” means the Borrower’s 5.00% Convertible Senior Notes due 2022.

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans constituting such Borrowing, denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” has the meaning given to such term in the introductory paragraph hereof.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a written notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13(b).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by any Obligor, directly or indirectly, in the ordinary course of business.

“Affiliate Agreements” means collectively, (a) the Second Amended and Restated Investment Management Agreement, dated as of May 2, 2020, between the Borrower and BlackRock Advisors, and (b) the Administration Agreement, dated as of August 4, 2005, between the Borrower and BlackRock Financial Management, Inc.

“Agent Parties” shall have the meaning assigned to such term in Section 9.01(c).

“Agreed Foreign Currency” means, at any time, Euros, CAD, and, with the agreement of each Multicurrency Lender, any other Foreign Currency, so long as, in each case, at such time (a) (i) other than in the case of CAD, such Foreign Currency is dealt with in the London interbank deposit market, or (ii) in the case of CAD, the relevant local market for obtaining quotations, (b) other than in the case of CAD, such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) (i) other than in the case of Euro no central bank or other governmental authorization in the country of issue of such Foreign Currency or (ii) in the case of the Euro, any authorization by the European Central Bank is, in each case required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Agreement” has the meaning given to such term in the introductory paragraph hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for such day for a deposit in Dollars with a maturity of one month plus 1%.  For purposes of clause (c) of this defined term, the LIBO Rate used to determine the Adjusted LIBO Rate on any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen or, in the event such rate does not appear on such page or any successor or substitute page or otherwise on such screen, then as provided in the last sentence of the definition of the term “LIBO Rate”) at approximately 11:00 a.m., London time, two Business Days prior to such day, as LIBOR for deposits denominated in Dollars with a maturity of one month.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change, as the case may be.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 prior to the determination of the Benchmark Replacement pursuant to Section 2.13(e), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means all laws, treaties, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any law, treaty, rule or regulation or determination of  a court or other Governmental Authority related to terrorism financing or money laundering, including: 18 U.S.C. §§ 1956 and 1957; The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820b and 1951-1959), as amended by the USA PATRIOT Act.

“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Dollar Lender’s Dollar Commitment, subject to adjustment as required to give effect to any reallocation of Dollar LC Exposure or Swingline Exposure incurred under its Dollar Commitments made pursuant to Section 2.19(a)(iv).  If all the Dollar Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Commitments most recently in effect, giving effect to any assignments.

“Applicable Margin” means: (a) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.85 times the Combined Debt Amount (as of the most recently delivered Borrowing Base Certificate), (i) with respect to any ABR Loan, 1.00% per annum, and (ii) with respect to any Eurocurrency Loan, 2.00% per annum and (b) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.85 times the Combined Debt Amount (as of the most recently delivered Borrowing Base Certificate), (i) with respect to any ABR Loan, 1.25% per annum, and (ii) with respect to any Eurocurrency Loan, 2.25% per annum.  Any change in the Applicable Margin due to a change in the ratio of the Borrowing Base to the Combined Debt Amount as set forth in any Borrowing Base Certificate shall be effective from and including the day immediately succeeding the date of delivery of such Borrowing Base Certificate; provided that (x) if any Borrowing Base

Certificate has not been delivered in accordance with Section 5.01(d), then from and including the day immediately succeeding the date on which such Borrowing Base Certificate was required to be delivered, the Applicable Margin shall be the Applicable Margin set forth in clause (b) above, to and including the date on which the required Borrowing Base Certificate is delivered, and (y) at any time that an Event of Default has occurred and is continuing, the Applicable Margin shall be the Applicable Margin set forth in clause (b) above, to but excluding the date on which such Event of Default shall cease to be continuing.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Multicurrency Lender’s Multicurrency Commitment, subject to adjustment as required to give effect to any reallocation of Multicurrency LC Exposure or Swingline Exposure incurred under its Multicurrency Commitments made pursuant to Section 2.19(a)(iv).  If all the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” means, with respect to any Lender that is a fund that invests in bank loans and similar commercial extensions of credit, any other fund that invests in bank loans and similar commercial extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Approved Third-Party Appraiser” means any Independent third-party appraisal firm (a) designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower approving such firm for purposes of assisting the Board of Directors of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act) and (b) approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed).  It is understood and agreed that, so long as the same are Independent third-party appraisal firms approved by the Board of Directors of the Borrower, BRG Capstone Valuation Services, CBIZ, Duff & Phelps, Houlihan Lokey, Murray, Devine & Company and Valuation Research Corporation shall be deemed to be Approved Third-Party Appraisers.

“Arrangers” means Citibank and BMO Capital Markets.

“Asset Coverage Ratio” means, at any time, the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the Value of total assets of the Borrower and its Subsidiaries at such time, less all liabilities (other than Indebtedness hereunder and any other Indebtedness) of the Borrower and its Subsidiaries at such time, to (b) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries at such time.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.08(e)(i).

“Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of (a) with respect to (i) the Commitments of Non-Extending Lenders, the Existing Commitment Termination Date, and (ii) Swingline Loans, Letters of Credit and the Commitments of Extending Lenders, the Commitment Termination Date and (b) the date of termination of the Commitments in full.

“Available Tenor” means, as of any date of determination and with respect to the then current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.13.

“Bail-In Action” means, as to any Affected Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of such Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Benchmark” means, initially (i) with respect to any amounts denominated in Dollars, the LIBO Rate, (ii) with respect to amounts denominated in CAD, the CDOR Rate and (iii) with respect to amounts denominated in Euros, the EURIBO Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth below and (where applicable) in the order set forth below for the Currency that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)for Dollars:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; and

(b)

for all Non-Hardwired Currencies, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then current Benchmark for syndicated credit facilities denominated in such Currency at such time in the U.S. syndicated loan market and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clauses (a)(1), (a)(2), (a)(3) or (b) above would be less than the Floor for the applicable Benchmark, the

Benchmark Replacement will be deemed to be the Floor applicable to such Benchmark for the purposes of this Agreement and the other Loan Documents.

The parties hereto shall consult in good faith so as to make such other modifications to this Agreement so as to cause any Benchmark Replacement to constitute a “qualified rate” within the meaning of Proposed Treasury Regulations §1.1001-6(b) or to otherwise not cause a “significant modification” under Treasury Regulations § 1.1001-3; provided that nothing in this sentence shall require any party to make a modification that would adversely affect such party (as determined by such party in its sole discretion).

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)

for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor or (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)

for purposes of clause (a)(3) or (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor and Currency giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the U.S. syndicated loan market; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein; or
(3)

in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

(i) If the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

A “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BlackRock Advisors” means BlackRock Advisors, LLC, a Delaware limited liability company.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person the board of directors or similar governing body of such Person or, if applicable, the managing member or other entity of such Person.

“Borrower” means BlackRock Capital Investment Corporation, a Delaware corporation.

“Borrowing” means (a) all Syndicated ABR Loans of the same Class made, converted or continued on the same date, (b) all Eurocurrency Loans of the same Class denominated in the same Currency that have the same Interest Period or (c) a Swingline Loan.

“Borrowing Base” has the meaning assigned to such term in Section 5.13(a).

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit C and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing denominated in Dollars, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market, (c) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing denominated in Euros, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a TARGET Day and (d) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in any Foreign Currency, or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency.

“CAD” denotes the lawful currency of Canada.

“CAD Screen Rate” has the meaning assigned to such term in the definition of “CDOR Rate”.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet or statement of assets and liabilities, as applicable, of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any obligations under a lease that would have been classified as an operating lease and not a capital lease under GAAP as in effect prior to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) shall not be treated as Capital Lease Obligations for purposes of this Agreement or any other Loan Document.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a)	U.S. Government Securities, in each case maturing within one year from the date of acquisition thereof;
(b)

investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A‑1 from S&P and at least P‑1 from Moody’s;

(c)

investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction of British Pounds Sterling or any Agreed Foreign Currency and (ii) having, at such date of acquisition, a credit rating of at least A‑1 from S&P and at least P‑1 from Moody’s; and

(d)

fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) a bank or broker-dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A‑1 from S&P and at least P‑1 from Moody’s;

provided that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities or repurchase agreements) shall not include the amount of any such investment representing more than 10% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in British Pounds Sterling, Dollars or an Agreed Foreign Currency.

“CDOR Rate” means, with respect to any Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal to such Interest Period, displayed on CDOR page of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; the “CAD Screen Rate”) at or about 11:00 a.m. (Toronto, Ontario time) on the date that is two Business Days prior to the commencement of such Interest Period.

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Sixth Amendment Effective Date) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Sixth Amendment Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Sixth Amendment Effective Date or (c)  any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Sixth Amendment Effective Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citibank” means Citibank, N.A.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Dollar Loans, Syndicated Multicurrency Loans, Dollar Swingline Loans or Multicurrency Swingline Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender or a Multicurrency Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or Multicurrency Commitment.  The “Class” of a Letter of Credit refers to whether such Letter of Credit is a Dollar Letter of Credit or a Multicurrency Letter of Credit.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means Citibank, N.A. in its capacity as collateral agent under the Guarantee and Security Agreement (and its successors and permitted assigns in such capacity).

“Collateral and Guarantee Requirement” means, at any time, the requirements that:

(a)

the Administrative Agent shall have received from each Obligor (i) either (x) a counterpart of the Guarantee and Security Agreement duly executed and delivered on behalf of such Obligor or (y) in the case of any Person that becomes an Obligor after the Original Effective Date, a supplement to the Guarantee and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Obligor and (ii) with respect to any Obligor that directly owns Equity Interests of a Foreign Subsidiary, a counterpart of each Foreign Pledge Agreement that the Administrative Agent determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of, or the granting of security interests in, Equity Interests of such Foreign Subsidiary, in each case duly executed and delivered on behalf of such Obligor and such Foreign Subsidiary;

(b)

all outstanding Equity Interests of the Borrower and each Subsidiary and all other Equity Interests, in each case owned by or on behalf of any Obligor, shall have been pledged pursuant to the Guarantee and Security Agreement or a Foreign Pledge Agreement (except that the Obligors shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is not an Obligor) and, unless and for so long as prohibited by applicable law or regulation, the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (provided that, in the event delivery of such Equity Interests is impracticable (whether due to a pandemic, force majeure or other event or circumstance outside of the Borrower’s control), such delivery shall not be required, but the Borrower shall certify that it has not delivered such Equity Interests to any other Person for purposes of granting “control” under Section 8-106 of the UCC);
(c)

all Indebtedness of the Borrower and each Subsidiary that is owing to any Obligor shall have been pledged pursuant to the Guarantee and Security Agreement and, to the extent the principal amount of such Indebtedness exceeds $5,000,000, shall be evidenced by a promissory note and, unless and for so long as prohibited by applicable law or regulation, the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)

all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Guarantee and Security Agreement and the Foreign Pledge Agreements and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Security Agreement and the Foreign Pledge Agreements, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e)

each Obligor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; and

(f)

within 30 days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of a customary legal opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Obligors reasonably acceptable to the Administrative Agent as to such matters set forth in this definition as the Administrative Agent may reasonably request (excluding, in any event, as to the priority of any Liens).

“Collateral Pool” means, at any time, each Portfolio Investment that has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent and is subject to the Liens under the Guarantee and Security Agreement, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein and in which the Collateral Agent has a first-priority perfected Lien as security for the Secured Obligations (subject to any Lien permitted by Section 6.02 hereof).

“Combined Debt Amount” means, as of any date, (a) the aggregate amount of all Commitments as of such date (or, if greater, the Revolving Credit Exposures of all Lenders as of such date) plus (b) the aggregate amount of outstanding Designated Indebtedness (as such term is defined in the Guarantee and Security Agreement) as of such date and, without duplication, the aggregate amount of unused commitments as of such date under any such Designated Indebtedness.

“Commitment Increase” has the meaning assigned to such term in Section 2.08(e)(i).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e)(i).

“Commitment Termination Date” means April 23, 2024.

“Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Debt” means (a) the 2022 Notes and (b) unsecured Indebtedness of the Borrower that is (i) convertible into Equity Interests of the Borrower and/or settled through any combination of Equity Interests and the payment of Cash (which may be guaranteed by any or all of the Subsidiary Guarantors) and (ii) determined by the Borrower in good faith to be incurred pursuant to documentation containing terms customary for convertible debt securities issued in the capital markets at the time of incurrence.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Debt Amount” means, on any date, the sum of (a) all of the Revolving Credit Exposures of all Lenders on such date plus (b) the aggregate amount of Other Covered Indebtedness on such date minus (c) the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(k).

“Currency” means Dollars or any Foreign Currency.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative

Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Trigger Date” has the meaning assigned to such term in the definition of “Other Covered Indebtedness”.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), (d) has, or has a direct or indirect Parent Company that has, (i) become the subject to any Bankruptcy Event, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender under this clause (d) solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority or (ii) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (e) has, or has a direct or indirect Parent Company that has, become the subject of a Bail-In Action; provided, further, that in each case, neither the reallocation of funding obligations provided for in Section 2.19(a)(iv) as a result of a Lender’s status as a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will, by themselves, cause the relevant Defaulting Lender to become a Non-Defaulting Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Determination Date” means, with respect to any Letter of Credit, (i) the most recent date upon which one of the following shall have occurred: (x) the date of issuance of such Letter of Credit, (y) the date on which any Issuing Bank was or is, as applicable, required to deliver a notice of non-renewal with respect to such Letter of Credit, and (z) the first Business Day of each calendar month, commencing on the first Business Day following the issuance of such Letter of Credit and (ii) such other date determined by the Administrative Agent in its sole discretion.

“Determining Party” has the meaning assigned to such term in Section 9.03(a).

“Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule III.

“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make Syndicated Dollar Loans, and to acquire participations in Dollar Letters of Credit and Dollar Swingline Loans, denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Dollar Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Dollar Commitment is set forth on Schedule I to the Existing Credit Agreement, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Commitment, as applicable.  The aggregate amount of the Lenders’ Dollar Commitments on the Sixth Amendment Effective Date is $0.

“Dollar Equivalent” means, on any date of determination, (i) with respect to matters other than Letters of Credit, (x) for any amount denominated in Dollars, such amount and (y) for any amount denominated in a Foreign Currency, the amount converted into Dollars using the 12:00 noon (New York City time) OANDA Rate for such Foreign Currency on such day or, if such day is not a Business Day, on the immediately preceding Business Day and (ii) with respect to the Letters of Credit issued (x) in Dollars, such amount on any Determination Date and (y) in a Foreign Currency, the amount converted into Dollars using the 12:00 noon (New York City time) OANDA Rate for such Foreign Currency on such Determination Date or, if such day is not a Business Day, on the immediately preceding Business Day.

“Dollar LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.  The Dollar LC Exposure of any Lender at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

“Dollar Lenders” means the Persons listed on Schedule I as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Dollar Letters of Credit” means Letters of Credit that utilize the Dollar Commitments.

“Dollar Loan” means a Loan made pursuant to Section 2.01(a).

“Dollar Swingline Loan” means a Swingline Loan that is made under the Dollar Commitments.

“Dollars” or “$” refers to lawful money of the United States of America.

“Early Opt-in Election” means if the then current Benchmark for a Currency is a LIBO Rate, the occurrence of:

(1)

(a) with respect to Dollars, a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, Term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); or (b) with respect to a Non-Hardwired Currency utilizing a LIBO Rate, a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities which include such Non-Hardwired Currency at such time in the U.S. syndicated loan market contain or are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace such then current Benchmark with respect to such Non-Hardwired Currency as a benchmark rate

(and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)

in each case, the joint election by the Administrative Agent and the Borrower to trigger a fallback from such then current Benchmark and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or release of Hazardous Materials or to health and safety matters.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to: (a) compliance or non‑compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, excluding, in each case, Convertible Debt.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with the Borrower, is or, within the six-year period immediately preceding the Sixth Amendment Effective Date, was treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) a determination that any Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability on the Borrower or any ERISA Affiliate or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or in endangered or critical status within the meaning of Section 305 of ERISA; (i) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or defined in Section 406 of ERISA) with respect to which the Borrower or any of its ERISA Affiliates is a “disqualified person” (as defined in Section 4975 of the Code) or a “party in interest” (as defined in Section 3(14) of ERISA) or could otherwise be liable; or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any of its ERISA Affiliates.

“Erroneous Payment” has the meaning assigned to such term in Section 9.20(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 9.20(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 9.20(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 9.20(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 9.20(d).  From and after the Sixth Amendment Effective date, the term “Secured Obligations” shall be deemed to include Erroneous Payment Subrogation Rights for all purposes under the Loan Documents.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Interest Period, a rate per annum equal to the Euro interbank offered rate as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a deposit in Euro with a tenor equal to such Interest Period, displayed on the Reuters screen page that displays such rate (currently page EURIBOR 01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “Euro Screen Rate”), at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“Euro” means the single currency of the Participating Member States of the European Union as constituted by the Treaty on European Union and as referred to in the legislation of the European Union relating to the European Monetary Union.

“Euro Screen Rate” has the meaning assigned to such term in the definition of “EURIBO Rate”.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Convertible Debt” means the 2022 Notes.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b) or 9.02(d)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Commitment Termination Date” means June 5, 2022.

“Existing Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Existing Maturity Date” means June 5, 2023.

“Extended Loan” means Syndicated Loans made by an Extending Lender.

“Extending Lender” means (a) each Lender that has agreed to extend its Commitment pursuant to the Sixth Amendment, (b) each Non-Extending Lender that has agreed after the Sixth Amendment Effective Date to become an “Extending Lender” hereunder (which agreement shall be in form and substance reasonably satisfactory to the Borrower and the Administrative Agent), (c) any Assuming Lender that becomes a party hereto on or after the Sixth Amendment Effective Date and (d) any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure from any such Extending Lender, as applicable; in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Sixth Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.  Notwithstanding the foregoing, if the Federal Funds Effective Rate determined in accordance with this definition is below zero, the Federal Fund Effective Rate shall be deemed to be zero.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower (or another officer with substantially equivalent responsibilities).

“Financing Subsidiary” means an SPE Subsidiary or an SBIC Subsidiary.

“Floor” means the benchmark rate floor, if any, provided in this Agreement as of the Sixth Amendment Effective Date, or, if applicable, any later modification, amendment or renewal of this Agreement with respect to any applicable Benchmark; provided that no Benchmark Replacement Conforming Changes shall result in an increase to the Floor. As of the Sixth Amendment Effective Date, the “Floor” is 0.00%

“Foreign Currency” means at any time any currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the applicable clause of the definition of the term “Dollar Equivalent”.

“Foreign Lender” means any Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pledge Agreement” means a pledge or charge agreement with respect to the Collateral that constitutes Equity Interests of a Foreign Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Applicable Dollar Percentage and/or Applicable Multicurrency Percentage of the outstanding LC Exposure with respect to Letters of Credit of the applicable Class issued by the Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders of the applicable Class or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Dollar Percentage and/or Applicable Multicurrency Percentage of outstanding Swingline Loans of the applicable Class made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders of the applicable Class.

“GAAP” means generally accepted accounting principles in the United States of America.

“GBSA” has the meaning assigned to such term in Section 9.17.

“GBSA Consultation Period” has the meaning assigned to such term in Section 9.17.

“GBSA Lender” has the meaning assigned to such term in Section 9.17.

“GBSA Notice” has the meaning assigned to such term in Section 9.17.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Borrowing Base” has the meaning assigned to such term in Section 5.13(a)(vi).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Security Agreement” means the Guarantee and Security Agreement, dated as of December 6, 2006, and amended and restated as of the Original Effective Date, attached as Exhibit B to the Original Credit Agreement, between the

Borrower, the Subsidiary Guarantors, the Administrative Agent, each “Financing Agent” and “Designated Indebtedness Holder” (as each such term is defined in the Guarantee and Security Agreement) from time to time party thereto, and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

“Hazardous Materials” shall mean (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone‑depleting substances; and (b) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, excluding, with respect to any Subsidiary Guarantor, any Hedging Agreements which are Excluded Swap Obligations with respect to such Subsidiary Guarantor.

“Immaterial Subsidiary” means any Subsidiary of the Borrower having an aggregate asset value, together with its Subsidiaries on a consolidated basis, not in excess of $2,500,000 that is designated as an Immaterial Subsidiary by the Borrower in writing to the Administrative Agent from time to time (it being understood that the Borrower may at any time change any such designation (and shall provide the Administrative Agent with notice of any such change in designation)); provided that (x) the aggregate assets of such Immaterial Subsidiaries and their Subsidiaries (on a consolidated basis), as of the date of the most recent balance sheet required to be delivered pursuant to Section 5.01, collectively, do not exceed an amount equal to 3.0% of the consolidated assets of the Borrower and its Subsidiaries as of such date and (y) at the time of any such designation, no Default or Event of Default shall have occurred and be continuing.  If, as of the date of the most recent balance sheet required to be delivered pursuant to Section 5.01, the aggregate assets of such Immaterial Subsidiaries and their Subsidiaries, collectively, exceed 3.0% of the consolidated assets of the Borrower and its Subsidiaries as of such date, then, from and after the 15th day after the date of the delivery of such financial statements pursuant hereto, one or more of such Subsidiaries to be selected by the Borrower shall for all purposes of this Agreement no longer be deemed to be Immaterial Subsidiaries until such excess shall have been eliminated (and notice of such selection shall be delivered to the Administrative Agent).

“Increasing Lender” has the meaning assigned to such term in Section 2.08(e)(i).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) and (b) is not connected with the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Valuation Provider” has the meaning assigned to such term in Section 5.12(c)(i).

“Industry Classification Group” means (a) any of the Global Industry Classification Standard (GICS) classification groups set forth in Schedule VI hereto, together with any such classification groups that may be subsequently established by S&P or MSCI and provided by the Borrower to the Lenders, and (b) up to three additional industry group classifications established by the Borrower pursuant to Section 5.12(a).

“Initial Termination Date” has the meaning assigned to such term in Section 9.17.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter or, with respect to such portion of any Eurocurrency Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Maturity Date or Existing Maturity Date, as applicable, with respect to such Loan, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date or Existing Maturity Date, as applicable, with respect to such Loan, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period (other than an Interest Period pertaining to a Eurocurrency Borrowing denominated in a Foreign Currency that ends on the Maturity Date or Existing Maturity Date, as applicable, with respect to such Loan that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the investment objectives, policies, restrictions and limitations set forth in the report of the Borrower to the SEC on Form 10‑K for the fiscal year ended December 31, 2020, including any amendments, changes, supplements or modifications thereto; provided that any amendment, change, supplement or modification thereto that (a) is, or could reasonably be expected to be, material and adverse to the Lenders and (b) was effected without the prior written consent of the Administrative Agent (with the approval of the Required Lenders) shall be deemed excluded from the definition of “Investment Policies” for purposes of this Agreement.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means Citibank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j).  In the case of any Letter of Credit to be issued in an Agreed Foreign Currency, Citibank may designate any of its affiliates as the “Issuing Bank” for purposes of such Letter of Credit.

“IVP Supplemental Cap” has the meaning assigned to such term in Section 9.03(a).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Dollar LC Exposure and the Multicurrency LC Exposure, in each case at such time.

“Lender Parties” means, collectively, the Lenders and the Issuing Bank.

“Lenders” means, collectively, the Dollar Lenders and the Multicurrency Lenders.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(k).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing denominated in (a) any Currency (other than CAD or Euro), the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as LIBOR for deposits denominated in such Currency with a maturity comparable to such Interest Period, (b) CAD, the CAD Screen Rate and (c) Euro, the Euro Screen Rate.  In the event that such rate for any Currency

(other than CAD or Euro) does not appear on such page (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBO Rate” for such Interest Period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to deposits denominated in such Currency in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which deposits in such Currency in the amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.  Notwithstanding the foregoing, if the LIBO Rate determined in accordance with this definition is below zero, the LIBO Rate shall be deemed to be zero.

“LIBOR” means, for any Currency, the rate at which deposits denominated in such Currency are offered to leading banks in the London interbank market.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof.

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Change” has the meaning assigned to such term in Section 3.04(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Borrower’s Portfolio Investments), or (b) the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower and its Subsidiaries in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means April 23, 2025.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“MSCI” means MSCI Inc., or any successor thereto.

“Multicurrency Commitment” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Syndicated Multicurrency Loans, and to acquire participations in Multicurrency Letters of Credit and Multicurrency Swingline Loans, denominated in Dollars and, in the case of Syndicated Multicurrency Loans and Multicurrency Letters of Credit, in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The amount of each Lender’s Multicurrency Commitment as of the Sixth Amendment Effective Date is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable.  The aggregate amount of the Lenders’ Multicurrency Commitments on the Sixth Amendment Effective Date is $265,000,000.

“Multicurrency LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.  The Multicurrency LC Exposure of any Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time.

“Multicurrency Lenders” means the Persons listed on Schedule I as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Multicurrency Letters of Credit” means Letters of Credit that utilize the Multicurrency Commitments.

“Multicurrency Loan” means a Loan made pursuant to Section 2.01(b).

“Multicurrency Swingline Loan” means a Swingline Loan that is made under the Multicurrency Commitments.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender at such time.

“Non-Extended Loan” means Syndicated Loans made by a Non-Extending Lender.

“Non-Extending Lender” means any Lender that is not an Extending Lender, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure from any such Non-Extending Lender in which such assignee elected not to extend the maturity of any such Commitments so assigned; in each case, other than any such Person that ceases to be a party hereto pursuant to any Assignment and Assumption or otherwise in accordance with the terms hereof.

“Non-Hardwired Currencies” means all Agreed Foreign Currencies.

“OANDA Rate” means, means on any day, with respect to any currency, the rate at which such currency may be exchanged into another currency, which shall be the “Historical Exchange Rate” on the immediately prior day as determined by OANDA Corporation and made available on its website at http://www.oanda.com/convert/fxhistory; provided that, if at the time of the determination of such rate, no such rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Original Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the Original Effective Date.

“Original Effective Date” means March 13, 2013.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness, Secured Shorter-Term Indebtedness, Unsecured Shorter-Term Indebtedness, Excluded Convertible Debt and any Permitted SBIC Guarantee that has become not contingent or any guarantee by any Obligor of Indebtedness of an SBIC Subsidiary and that is not limited in recourse to such Obligor; provided that, subject to the immediately succeeding sentence, 100% of the aggregate principal amount of any Excluded Convertible Debt and 50% of the aggregate principal amount of any Specified Unsecured Shorter-Term Indebtedness shall be excluded from Other Covered Indebtedness until the date that is nine months prior to the maturity of such Excluded Convertible Debt or Specified Unsecured Shorter-Term Indebtedness, as applicable (the “Debt Trigger Date”), at which time (a) in the case of such Excluded Convertible Debt, the aggregate principal amount of such Excluded Convertible Debt shall be included in Other Covered Indebtedness in accordance with the following schedule: (i) on the applicable Debt Trigger Date, 10% of such aggregate principal amount, and (ii) on each monthly anniversary following such Debt Trigger Date, an additional 10% of such aggregate principal amount; and (b) in the case of such Unsecured Shorter-Term Indebtedness, the aggregate principal amount of such Specified Unsecured Shorter-Term Indebtedness shall be included in Other Covered Indebtedness in accordance with the following schedule: (i) on the applicable Debt Trigger Date, 55% of such aggregate principal amount, and (ii) on each monthly anniversary following such Debt Trigger Date, an additional 5% of such aggregate principal amount.  Notwithstanding the foregoing, during the period from and after the date on which any Specified Unsecured Shorter-Term Indebtedness is incurred or issued and prior to the date on which no Excluded Convertible Debt remains outstanding, (a) 100% of the aggregate principal amount of any Excluded Convertible Debt shall be included in Other Covered Indebtedness and (b) 100% of the aggregate principal amount of any Specified Unsecured Shorter-Term Indebtedness shall be excluded from Other Covered Indebtedness.

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of any Obligor’s business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of such Obligor’s business in connection with its purchasing of securities, derivatives transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies; provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash and Cash Equivalents and (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII.

“Other Secured Indebtedness” means Secured Longer-Term Indebtedness (or any Indebtedness that constituted Secured Longer-Term Indebtedness at the time it was designated as Designated Indebtedness under the Guarantee and Security Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18, Section 2.19 or Section 9.02(d)).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant Register” has the meaning assigned to such term in Section 9.04(h).

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Payment Recipient” has the meaning assigned to such term in Section 9.20(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Permitted Board-Approved Affiliate Transaction” means any transaction between the Borrower or any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower, on the other hand (including any amendment, restatement, supplement or other modification of or waiver with respect to an Affiliate Agreement), that has been approved by a majority of the independent directors of the Board of Directors of the Borrower

“Permitted Convertible Note Hedge” means one or more call options, capped call options, call spread options or similar option transactions purchased by the

Borrower to hedge its exposure with respect to the issuance and delivery of its obligations upon conversion of Convertible Debt permitted by Section 6.01(i).

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder); (j) precautionary Liens, and filings of financing statements under the Uniform Commercial Code, covering assets sold or contributed to any Person not prohibited hereunder; and (k) Liens incurred in connection with any Hedging Agreement entered into with a Lender (or an Affiliate of a Lender) in the ordinary course of business and not for speculative purposes.

“Permitted SBIC Guarantee” means a guarantee by the Borrower of SBA Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form; provided that the recourse to the Borrower thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that it shall be a breach of Section 6.13 if any such event or condition giving rise to such recourse occurs).

“Permitted Warrant” means any warrant or warrants to purchase Equity Interests of the Borrower issued by the Borrower substantially concurrently with a call spread option or similar option transaction of which a Permitted Convertible Note Hedge comprised a part.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is or within the six-year period immediately preceding the Sixth Amendment Effective Date, was, (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01(c).

“Portfolio Investment” means any Investment held by the Obligors in their asset portfolio and, solely for purposes of determining the Borrowing Base, Cash and Cash Equivalents.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year.

“Quoted Investments” means Investments that are “Level 1” investments as defined under Accounting Standards Codification 820 in accordance with GAAP.

“Recipient” means (a) the Administrative Agent, (b) any Lender (c) the Issuing Bank and (d) the Swingline Lender, as applicable.

“Reference Time” with respect to any setting of the then current Benchmark means (1) if such Benchmark is the LIBO Rate applicable to Dollars, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04(c).

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Asset Coverage Ratio” means, as of any date, the Asset Coverage Ratio as of the last calendar day of the most recently ended fiscal quarter.

“Relevant Governmental Body” means (i) with respect to a Benchmark or Benchmark Replacement in respect of any Benchmark applicable to Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, and (ii) with respect to a Benchmark Replacement for any Benchmark applicable to an Agreed Foreign Currency, (a) the central bank for such currency or any central bank or other supervisor which is responsible for supervising (1) such Benchmark or Benchmark Replacement for such currency or (2) the administrator of such Benchmark or Benchmark Replacement for such currency or (b) any working group or committee officially endorsed or convened by: (1) the central bank for such currency, (2) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark or Benchmark Replacement for such currency or (y) the administrator of such Benchmark or Benchmark Replacement for such currency, or (3) the Financial Stability Board, or a committee officially endorsed or convened by the Financial Stability Board, or any successor thereto.  Relevant Governmental Body shall include, but not be limited to, the Bank of Canada, with respect to CAD, and the European Central Bank, with respect to Euros.

“Repayment Date” means (a) in respect of the Non-Extended Loans and Non-Extending Lenders, each of (i) July 5, 2022, and the fifth day of each subsequent calendar month prior to the Existing Maturity Date and (ii) the Existing Maturity Date and (b) in respect of the Extended Loans and Extending Lenders, each of (i) May 23, 2024, and the twenty-third day of each subsequent calendar month prior to the Maturity Date and (ii) the Maturity Date.

“Required Lenders” means, at any time, Lenders having outstanding Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the aggregate outstanding amount of the total Revolving Credit Exposures and unused Commitments at such time.  The Required Lenders of a Class (which shall include the terms “Required Dollar Lenders” and “Required Multicurrency Lenders”)

means Lenders having Revolving Credit Exposures and/or unused Commitments of such Class representing more than 50% of the sum of the total outstanding Revolving Credit Exposures and/or unused Commitments of such Class at such time.  Any determination of Required Lenders hereunder shall be made without taking into account the Revolving Credit Exposure or Commitment of any Defaulting Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure, in each case at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Syndicated Loans, (b) its LC Exposure and (c) its Swingline Exposure, in each case at such time made or incurred under the Dollar Commitments.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Syndicated Loans, (b) its LC Exposure and (c) its Swingline Exposure, in each case at such time made or incurred under the Multicurrency Commitments.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means S&P Global Ratings, or any successor thereto.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region).

“Sanctioned Person” means, at any time, (a) any Person that is listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the European Union, the United Nations and Her Majesty’s Treasury, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned fifty percent or more or controlled by any such Person.

“Sanctions” means, at any time, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, the European Union, the United Nations and Her Majesty’s Treasury.

“SBA” means the United States Small Business Administration.

“SBIC Equity Commitment” means a commitment by the Borrower to make one or more capital contributions to an SBIC Subsidiary in connection with its incurrence of SBA Indebtedness; provided that such contribution is permitted by Section 6.03(d).

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its Equity Interest in the SBIC Subsidiary) of the Borrower licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) and which is designated by the Borrower (as provided below) as an SBIC Subsidiary, so long as (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary: (i) is Guaranteed by any Obligor (other than a Permitted SBIC Guarantee), (ii) is recourse to or obligates any Obligor in any way (other than in respect of any SBIC Equity Commitment or Permitted SBIC Guarantee), or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than Equity Interests in any SBIC Subsidiary pledged to secure such Indebtedness, and (b) no Obligor has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such entity to achieve certain levels of operating results.  Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the Securities and Exchange Commission.

“Second Currency” has the meaning assigned to such term in Section 9.11.

“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder) of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that (a) has no scheduled principal payments prior to, and a final maturity date not earlier than, six months after the Maturity Date, (b) in the Borrower’s good faith judgment, is incurred pursuant to documentation that is substantially comparable to market terms for substantially similar debt of other similarly situated borrowers (other than financial covenants, covenants regarding the borrowing base, if any, and portfolio valuations, and events of default which shall be no more restrictive upon the Borrower and its Subsidiaries than those set forth in this Agreement) and (c) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which have agreed, in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent, to be bound by the provisions of the Security Documents.

“Secured Obligations” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Secured Party” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Secured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any Subsidiary that is secured by any assets of any Obligor and that does not constitute Secured Longer-Term Indebtedness and (b) any Indebtedness that is designated as “Secured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“Security Documents” means, collectively, the Guarantee and Security Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered on or after December 6, 2006 by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under the Guarantee and Security Agreement.

“Senior Coverage Ratio” means the ratio of (A) the aggregate fair value (with regard to Portfolio Investments, the Value as determined in accordance with Section 5.12(b)(ii)) of the Collateral of the Obligors; provided that, solely for the purpose of calculating the Senior Coverage Ratio, the aggregate Value of the Collateral that represents the Equity Interests in Gordon Brothers Finance Company, BCIC Senior Loan Partners, LLC and all other SPE Subsidiaries shall be limited to the lesser of (x) 50% of the Value as determined in accordance with Section 5.12(b)(ii) and (y) $125,000,000 to (B) the Covered Debt Amount.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity or net assets, as applicable, for the Borrower and its Subsidiaries at such date.

“Sixth Amendment” means the Sixth Amendment dated as of the Sixth Amendment Effective Date, to this Agreement.

“Sixth Amendment Effective Date” means the “Amendment Effective Date”, as defined in the Sixth Amendment, which date is April 23, 2021.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SPE Subsidiary” means a direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, Cash or Cash Equivalents, which engages in no material activities other than in connection with the purchase or financing of such assets and other Investments and which is designated by the Borrower (as provided below) as an SPE Subsidiary,

(a)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(b)

with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms no less favorable in any material respect to such Obligor than those that could reasonably be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and

(c)

to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.  Each Subsidiary of an SPE Subsidiary shall be deemed to be an SPE Subsidiary and shall comply with the foregoing requirements of this definition.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest; provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such

Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Specified Currency” has the meaning assigned to such term in Section 9.11.

“Specified Debt” means any portion of unsecured Indebtedness of the Borrower described in clause (a) or (b) of the definition of Indebtedness incurred or assumed from and after the Original Effective Date that (i) matures or comes due more than six months after the Maturity Date, (ii) is not required to be prepaid, redeemed or purchased by the Borrower or any of its Subsidiaries at any time on or before the date six months after the Maturity Date (except for regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness), (iii) cannot be accelerated in circumstances that would not constitute an Event of Default, (iv) is accounted for by the Borrower on a fair value basis pursuant to Financial Accounting Standard No. 159 or by application of Financial Accounting Standard No. 14l(R) and (v) the Borrower elects to treat as Specified Debt; provided that the Borrower shall not be permitted to revoke or rescind any such election.

“Specified Place” has the meaning assigned to such term in Section 9.11.

“Specified Unsecured Shorter-Term Indebtedness” means Unsecured Shorter-Term Indebtedness issued or incurred after the Sixth Amendment Effective Date.

“Standard Securitization Undertakings” means, collectively, (a) customary arm’s-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors or loan obligors) and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in accounts receivable or loan securitizations.

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D).  Such reserve percentages shall include those imposed pursuant to Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include (i) any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP as in effect on the date of determination hereunder, consolidated on the financial statements of the Borrower and its Subsidiaries, (ii) any Person that now or hereafter constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP as in effect on the date hereof, consolidated on the financial statements of the Borrower and its Subsidiaries or (iii) any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP as in effect on the date of any Obligor’s acquisition of such Investment, consolidated on the financial statements of the Borrower and its Subsidiaries (notwithstanding that any such Person described in the preceding clause (ii) or (iii) is subsequently required to be consolidated on the financial statements of the Borrower as a result of any change in GAAP (or any change in the application or interpretation of GAAP by the Borrower’s auditors) after the date hereof or the date of the Borrower’s investment in such Person, as the case may be), in each case other than any such Person which the Borrower has caused to become a Subsidiary Guarantor; provided that (A) any such Investment that is required to be consolidated for purposes of measuring compliance with the Investment Company Act or any other applicable requirement of law will be consolidated for purposes of such measure, (but not for purposes of measuring compliance with any provision of Article VI hereof, other than with respect to the test set forth in the second sentence of Section 6.07(b) hereof), and (B) any Person that is deemed to not be a “Subsidiary” pursuant to the preceding clause (ii) or (iii) shall be treated as a Subsidiary for purposes of the financial statement delivery requirements set forth in Section 5.01(a) and (b), if required under GAAP at the time, but for no other purposes of this Agreement.  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is a Guarantor under the Guarantee and Security Agreement.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum of (i) its Applicable Dollar Percentage of the total Swingline Exposure at such time incurred under the Dollar Commitments and (ii) its Applicable Multicurrency Percentage of the total Swingline Exposure at such time incurred under the Multicurrency Commitments.

“Swingline Lender” means Citibank, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndicated”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans constituting a Borrowing, made pursuant to Section 2.01.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system, which utilizes a single shared platform and which was launched on November 19, 2007 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement), is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, (b) the borrowing of Loans, (c) the use of the proceeds thereof and (d) the issuance (or deemed issuance) of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“U.S.” or “United States” means the United States of America.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unquoted Investments” means Investments other than Quoted Investments.

“Unsecured Longer-Term Indebtedness” means any Indebtedness of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that (a) has no scheduled principal payments prior to, and a final maturity date not earlier than, six months after the Maturity Date, (b) except with respect to Convertible Debt, in the Borrower’s good faith judgment, is incurred pursuant to documentation containing (i) covenants and events of default that are not materially more restrictive on the Borrower and its Subsidiaries than those set forth in this Agreement and the other Loan Documents or (ii) terms (including interest, amortization, covenants and events of default) that are substantially comparable to market terms for substantially comparable debt of similarly situated borrowers and (c) is not secured by any assets of any Obligor; provided that, notwithstanding the foregoing, the Excluded Convertible Debt shall continue to be deemed Unsecured Longer-Term Indebtedness despite the fact that the maturity date of the Excluded Convertible Debt is less than six months after the Maturity Date (so long as all other requirements of this definition are met).

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any Subsidiary that is not secured by any assets of any Obligor and that does not constitute Unsecured Longer-Term Indebtedness (including Unsecured Longer-Term Indebtedness modified as permitted hereunder) and (b) any Indebtedness that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a); provided that, notwithstanding the foregoing, “Unsecured Shorter-Term Indebtedness” shall not include the Excluded Convertible Debt.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Value” has the meaning assigned to such term in Section 5.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Sections 4203 and 4205 in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Dollar Loan” or “Syndicated Multicurrency Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Syndicated Multicurrency Eurocurrency Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing” or “Multicurrency Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Syndicated Dollar ABR Borrowing” or “Syndicated Multicurrency Eurocurrency Borrowing”).  Loans and Borrowings may also be identified by Currency.

SECTION 1.03.Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, renewed, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, renewals, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Sixth Amendment Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  The Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard No. 159 (or successor standard solely as such successor standard relates to fair valuing liabilities) or accounts for liabilities acquired in an acquisition on a fair value basis pursuant to Financial Accounting Standard No. 141(R) (or successor standard solely as such successor standard relates to fair valuing liabilities), all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Financial Accounting Standard No. 159 (or such successor standard solely as such successor standard relates to fair valuing liabilities) or, in the case of assets or liabilities acquired in an acquisition, Financial Accounting Standard No. 141(R) (or such successor standard solely as such successor standard relates to fair valuing liabilities); except in each case that for purposes of calculating compliance with the financial covenants in Section 6.07 after any such adoption, or for any period ending after any such adoption, Specified Debt shall be valued as it is valued under Financial Accounting Standard No. 159 (or successor standard solely as such successor standard relates to fair valuing liabilities) or Financial Accounting Standard No. 141(R) (or successor standard solely as such successor standard relates to fair valuing liabilities), as applicable.  For purposes of calculations pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases in a manner consistent with the current treatment under GAAP as in effect on the Original Effective Date, notwithstanding any modification or interpretive changes thereto that may occur hereafter.

SECTION 1.05.Currencies; Currency Equivalents.

(a)Currencies Generally.  At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the Sixth Amendment Effective Date.  Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Multicurrency Commitments, together with all other Borrowings and Letters of Credit under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the Covered Debt Amount and (vi) the Borrowing Base or the Value or the fair market value of any Portfolio Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value or the fair market value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or Portfolio Investment, as the case may be, determined as of the date of such Borrowing or Letter of Credit (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of valuation of such Portfolio Investment, as the case may be.  Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

(b)Special Provisions Relating to Euro.  Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the Sixth Amendment Effective Date shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency.  If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower may from time to time determine in good faith to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Sixth Amendment Effective Date; provided that the Administrative Agent shall provide the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Lenders an opportunity to respond to such proposed change; provided, further, that any such response shall not affect the effectiveness of any changes otherwise agreed to by the Administrative Agent and the Borrower in accordance with this paragraph.

SECTION 1.06.Treatment of Convertible Debt.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document (a) any settlement in respect of Convertible Debt to the extent made through the delivery of Equity Interests and/or payment of Cash does not constitute a Restricted Payment and (b) the conversion of Convertible Debt, the right of any or all of the holders thereof to trigger and/or settle such conversion or any triggering and/or settlement thereof or the triggering, exercise or settlement of any rights by any or all of the holders thereof to cause the Borrower to repurchase such Convertible Debt shall not (i) constitute a “scheduled principal payment” for purposes of clause (a) of the definition of “Unsecured Longer-Term Indebtedness”, and any cash payment made by the Borrower in respect thereof shall constitute a “regularly scheduled payment, prepayment or redemption of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness” within the meaning of clause (a) of Section 6.12 or (ii) constitute an event or condition described in clause (h) of Article VII.

SECTION 1.07.Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

SECTION 2.01.The Commitments.  Subject to the terms and conditions set forth herein:

(a)each Dollar Lender agrees to make Syndicated Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure (excluding, after the Existing Commitment Termination Date, Non-Extended Loans) of all of the Dollar Lenders exceeding the aggregate Dollar Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect;

(b)each Multicurrency Lender agrees to make Syndicated Loans in Dollars and in Agreed Foreign Currencies to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure (excluding, after the Existing Commitment Termination Date, Non-Extended Loans) of all of the Multicurrency Lenders exceeding the aggregate Multicurrency Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and

(c)within the foregoing limits, the Borrower may borrow, prepay and reborrow Syndicated Loans.

SECTION 2.02.Loans and Borrowings.

(a)Obligations of Lenders.  Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Type of Loans.  Subject to Section 2.13, each Syndicated Borrowing of a Class shall be constituted entirely of ABR Loans or of Eurocurrency Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith.  Each ABR Loan shall be denominated in Dollars.  Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)Minimum Amounts.  Each Borrowing (whether Eurocurrency, ABR or Swingline) shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000; provided that a Syndicated ABR Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f).  Borrowings of more than one Class, Currency and Type may be outstanding at the same time; provided that no more than ten Eurocurrency Borrowings may be outstanding at the same time.

(d)Limitations on Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurocurrency Borrowing) any Syndicated Loans if the Interest Period requested therefor would end after the Maturity Date or the Existing Maturity Date, as applicable, with respect to such Loan.

SECTION 2.03.Requests for Borrowings.

(a)Notice by the Borrower.  To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, not later than 12:00 noon, London time, three Business Days before the date of the proposed Borrowing or (iii) in the case of a Syndicated ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing (or, in each case, such later date or time as the Administrative Agent may otherwise agree).  Each such Borrowing Request shall be (w) irrevocable, (x) given by hand delivery, telecopy or electronic mail to the Administrative Agent, (y) in a form approved by the Administrative Agent and (z) signed by the Borrower.

(b)Content of Borrowing Requests.  Each written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)whether such Borrowing is to be made under the Dollar Commitments or the Multicurrency Commitments;

(ii)the aggregate amount and Currency of the requested Borrowing;

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

(c)Notice by the Administrative Agent to the Lenders.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d)Failure to Elect.  If no election as to the Class of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be deemed to be under the Multicurrency Commitments.  If no election as to the Currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars.  If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be a Eurocurrency Borrowing having an Interest Period of one month and, if an Agreed Foreign Currency has been specified, the requested Syndicated Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign

Currency and having an Interest Period of one month.  If a Eurocurrency Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Eurocurrency Borrowing denominated in Dollars having an Interest Period of one month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04.Swingline Loans.

(a)Agreement to Make Swingline Loans.  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans under the Dollar Commitment or the Multicurrency Commitment to the Borrower from time to time during the Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans of both Classes exceeding the Dollar Equivalent of $50,000,000 (provided that, so long as Citibank is the Swingline Lender, Citibank shall not be required to issue Swingline Loans in an aggregate principal amount exceeding the Dollar Equivalent of $15,000,000, without the prior written consent of Citibank), (ii) the total Revolving Dollar Credit Exposures exceeding the aggregate Dollar Commitments, (iii) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Multicurrency Commitments or (iv) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)Notice of Swingline Loans by the Borrower.  To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telecopy or electronic mail not later than 2:00 p.m., New York City time, on the day of such proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and whether such Swingline Loan is to be made under the Dollar Commitments or the Multicurrency Commitments.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)Participations by Lenders in Swingline Loans.  The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day, require the Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the Swingline Loans of such Class outstanding.  Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each applicable Lender, specifying in such notice such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of such Swingline Loan or Loans; provided that no Lender shall be required to purchase a participation in a Swingline Loan pursuant to this Section 2.04(c) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Swingline Loan was made and (y) the Required Lenders of the respective Class shall have so notified the Swingline Lender in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

Subject to the foregoing, each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.04(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments of the respective Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this Section 2.04(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.04(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.04(c) and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this Section 2.04(c) shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05.Letters of Credit.

(a)General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Bank to issue, at any time and from time to time during the Availability Period and under either the Dollar Commitments or Multicurrency Commitments, Letters of Credit denominated in Dollars or (in the case of Letters of Credit under the Multicurrency Commitments) in any Agreed Foreign Currency for its own account or the account of any of its Subsidiaries or portfolio companies (provided that the Borrower shall remain primarily liable to the Issuing Bank and the Lenders hereunder for the payment and reimbursement of all amounts payable in respect of such Letter of Credit) in such form as is acceptable to the Issuing Bank in its reasonable determination and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower.  Letters of Credit issued hereunder shall constitute utilization of the applicable Commitments up to the aggregate amount available to be drawn thereunder.

(b)Notice of Issuance, Amendment, Renewal or Extension.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, whether such Letter of Credit is to be issued under the Dollar Commitments or the Multicurrency Commitments, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c)Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $25,000,000 (or, so long as Citibank is the Issuing Bank, $15,000,000, without the prior written consent of Citibank), (ii) the total Revolving Dollar Credit Exposures (excluding, after the Existing Commitment Termination Date, Non-Extended Loans) shall not exceed the aggregate Dollar Commitments, (iii) the total Revolving Multicurrency Credit Exposures (excluding, after the Existing Commitment Termination Date, Non-Extended Loans) shall not exceed the aggregate Multicurrency Commitments and (iv) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.

(d)Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after such renewal or extension, so long as such renewal or extension occurs within three months of such then current expiration date) and (ii) the date that is five Business Days prior to the Commitment Termination Date; provided, however, that any Letter of Credit with a one-year term may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Commitment Termination Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed; provided, further, however, that a Letter of Credit may expire after the date that is five Business Days prior to the Commitment Termination Date, subject to the Borrower’s obligation to cash collateralize such Letter of Credit as provided in the last paragraph of Section 2.09(a).

(e)Participations.  By the issuance of a Letter of Credit of a Class (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Bank, and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender of such Class, and each Lender of such Class hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Commitments; provided that no Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.05(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) the Required Lenders of the respective Class shall have so notified the Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

In consideration and in furtherance of the foregoing, each Lender of a Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Bank, such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of each LC Disbursement made by the Issuing Bank in respect of Letters of Credit of such Class promptly upon the request of the Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

To the extent that the Borrower fails to deposit in the Letter of Credit Collateral Account the amount required by the last paragraph of Section 2.09(a), as and when so required, in respect of any outstanding Letters of Credit of any Class, each Lender of such Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for deposit in the Letter of Credit Collateral Account, such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of such amount, promptly upon the request of the Issuing Bank or the Administrative Agent, and in any event on or prior to the Commitment Termination Date.  Such payment shall be made in the same Currency or Currencies of the applicable amount or amounts that the Borrower is required to deposit in the Letter of Credit Collateral Account in respect of any such outstanding Letter of Credit to pursuant to Section 2.05(k).  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall hold such amount in the Letter of Credit Collateral Account in accordance with the provisions of Section 2.05(k).  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to paragraph (f) below, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligation to deposit cash collateral as required by the last paragraph of Section 2.09(a).

The obligation of the Lenders to fund participations acquired pursuant to this Section 2.05(e) with respect to Letters of Credit that expire after the Commitment Termination Date in accordance with Section 2.05(d) shall terminate on the Commitment Termination Date, subject to compliance with the previous paragraph.

(f)Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Syndicated ABR Borrowing or a Swingline Loan of the respective Class in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Borrowing or Swingline Loan.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, thereof.

(g)Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, or any term or provision therein or any other agreement, application or document or instrument relating to this Agreement, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, (iv) payment in good faith by the Issuing Bank under the Letter of Credit issued by the Issuing Bank against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit and (v) any other act or omission to act or delay of any kind by any Lender Party (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages or any other type of special or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that:

(i)the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms and conditions of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms and conditions of such Letter of Credit; and

(iii)this sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)Disbursement Procedures.  The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telecopy or electronic mail of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(i)Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.12(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(j)Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing

Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)Cash Collateralization.  If the Borrower shall be required to post collateral for LC Exposure (or, in the case of Section 2.19, the Issuing Bank’s Fronting Exposure) pursuant to Section 2.09(a), Section 2.10(b), Section 2.10(c), Section 2.19 or the last paragraph of Article VII, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent Cash denominated in the Currency of the Letter of Credit under which such LC Exposure (or, in the case of Section 2.19, the Issuing Bank’s Fronting Exposure) arises in an amount equal to the amount required under Section 2.09(a), Section 2.10(b), Section 2.10(c), Section 2.19 or the last paragraph of Article VII, as applicable.  Such deposit (as well as any amounts deposited pursuant to the last paragraph of Section 2.05(e)) shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure (or, in the case of Section 2.19, the Issuing Bank’s Fronting Exposure) under this Agreement and thereafter for the payment of the Secured Obligations under the Guarantee and Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.  If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.19, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable to the extent that (i) after giving effect to such return, there shall not be any LC Exposure that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral, (ii) at the time of such return, no Default shall have occurred and be continuing and (iii) after giving effect to such return, the Borrower shall remain in compliance with its obligations to post cash collateral for LC Exposure hereunder.

(l)Reallocation of Participations.  On the Existing Commitment Termination Date, if any LC Exposure exists at such time:

(i)all of such LC Exposure held by the Non-Extending Lenders shall be reallocated among the remaining Lenders in accordance with their respective Applicable Dollar Percentages or Applicable Multicurrency Percentages, as the case may be, but only to the extent (x) the sum of all Revolving Credit Exposures (other than Loans of Non-Extending Lenders) does not exceed the total of all Extending Lenders’ Commitments, (y) no Extending Lender’s Revolving Credit Exposure will exceed such Lender’s Commitment, and (z) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall on the Existing Commitment

Termination Date prepay Loans in accordance with Section 2.10(a) in an amount such that after giving effect thereto, all LC Exposure of the Non-Extending Lenders could be reallocated in accordance with clause (i) above (whereupon such LC Exposure shall be so reallocated regardless of whether the conditions set forth in Section 4.02 are satisfied at such time).

SECTION 2.06.Funding of Borrowings.

(a)Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Syndicated ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  Nothing in this Section 2.06(b) shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07.Interest Elections.

(a)Elections by the Borrower for Borrowings.  Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Borrowing of a Class may only be continued or converted into a Borrowing of the same Class, (ii) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (iii) no Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures (excluding, after the Existing Commitment Termination Date, the Non-Extended Loans) would exceed the aggregate Multicurrency Commitments, and (iv) a Eurocurrency Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing; provided that, notwithstanding anything to the contrary contained in this Agreement, the Borrower may specify a different Interest Period for any portion of a Borrowing consisting of Non-Extended Loans (or specify that any portion of a Borrowing consisting on Non-Extended Loans be an ABR Borrowing) to the extent that the Interest Period to be specified by the Borrower for any portion of such Borrowing consisting of Non-Extended Loans would expire after the Existing Commitment Termination Date.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)Notice of Elections.  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election (or such later date or time as the Administrative Agent may otherwise agree).  Each such Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)Content of Interest Election Requests.  Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d)Notice by the Administrative Agent to the Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)Failure to Elect; Events of Default.  If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Eurocurrency Borrowing of the same Class having an Interest Period of one month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing no outstanding Eurocurrency Borrowing may have an Interest Period of more than one month’s duration.

SECTION 2.08.Termination, Reduction or Increase of the Commitments.

(a)Scheduled Termination.  Unless previously terminated, the Commitments of each Class shall terminate on the Commitment Termination Date; provided that the Commitments held by the Non-Extending Lenders shall terminate on the Existing Commitment Termination Date.

(b)Voluntary Termination or Reduction.  The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of a Class shall be in an amount that is $5,000,000 (or, if less, the entire remaining amount of the Commitments of any Class) or a larger multiple of $5,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments of either Class if, after giving effect to any concurrent prepayment of the Syndicated Loans of such Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.

(c)Notice of Voluntary Termination or Reduction.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the

Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction (or such later time as the Administrative Agent may agree), specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or any other transaction, in which case such notice may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not or will not be satisfied.

(d)Effect of Termination or Reduction.  Any termination or reduction of the Commitments of a Class shall be permanent.  Each reduction of the Commitments of a Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments.

(e)Increase of the Commitments.

(i)Requests for Increase by Borrower.  The Borrower may, at any time, propose that the Commitments hereunder of a Class be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment of such Class and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and at least 30 days prior to the Commitment Termination Date; provided that:

(A)the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $25,000,000 or a larger multiple of $5,000,000 in excess thereof; provided that this clause (A) shall not be a condition to a Commitment Increase following any Lender’s delivery of a GBSA Notice;

(B)immediately after giving effect to such Commitment Increase, the total Commitments of all of the Lenders hereunder shall not exceed $325,000,000;

(C)each Assuming Lender shall be consented to by the Administrative Agent, the Swingline Lender and the Issuing Bank (each such consent not to be unreasonably withheld or delayed) and no Non-Extending Lender may participate in any Commitment Increase unless in connection therewith such Lender shall have agreed to become an “Extending Lender” under this Agreement;

(D)no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(E)the representations and warranties contained in this Agreement shall be true and correct in all material respects (other than any representation or warranty that is qualified by materiality or by reference to a Material Adverse Change, which representation or warranty shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

No Lender shall be obligated to agree to an additional Commitment requested by the Borrower pursuant to this Section 2.08(e).

(ii)Effectiveness of Commitment Increase by Borrower.  Each Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of the respective Class of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

(x)

the Administrative Agent shall have received on or prior to 12:00 noon, New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y)

each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 12:00 noon, New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii)Recordation into Register.  Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender or any

Increasing Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv)Adjustments of Borrowings upon Effectiveness of Increase.  On the Commitment Increase Date, the Borrower shall (A) prepay the outstanding Syndicated Loans (if any) of the affected Class in full, (B) simultaneously borrow new Syndicated Loans of such Class hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book-entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders (if any) and the Assuming Lenders (if any) shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Syndicated Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Commitments of such Class of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment.  Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit and outstanding Swingline Loans of such Class so that such interests are held ratably in accordance with their Commitments of such Class as so increased.

SECTION 2.09.Repayment of Loans; Evidence of Debt.

(a)Repayment.  The Borrower hereby unconditionally promises to pay the Loans as follows:

(i)to the Administrative Agent, for the account of each Lender of each Class, on each Repayment Date in respect of such Lender, an amount (subject to adjustment as provided in Section 2.09(g)) equal to 1/12th of the aggregate principal amount of such Lender’s Syndicated Loans of such Class outstanding on the Existing Commitment Termination Date (with respect to the Non-Extending Lenders) or the Commitment Termination Date (with respect to the Extending Lenders) (in each case, after giving effect to any prepayment of Syndicated Loans of such Class on the Existing Commitment Termination Date or the Commitment Termination Date, as the case may be); provided that all Non-Extended Loans and Extended Loans outstanding on the Existing Maturity Date or the Maturity Date, respectively, shall be repaid on the Existing Maturity Date or the Maturity Date, respectively;

(ii)to the Swingline Lender the then unpaid principal amount of each Swingline Loan of each Class, on each of the following days: (a) the Existing Commitment Termination Date, (b) the Commitment Termination Date and (c) the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least ten Business Days after such Swingline Loan is made; provided that on each date that a Syndicated Borrowing of such Class is made, the Borrower shall repay all Swingline Loans of such Class then outstanding.

In addition, not less than five Business Days prior to the Commitment Termination Date, the Borrower shall deposit into the Letter of Credit Collateral Account (in accordance with Section 2.05(k)) Cash in an amount equal to 102% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the date that is five Business Days prior to the Commitment Termination Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b)Manner of Payment.  Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telecopy or electronic mail of such selection not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class.  If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).  Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

(c)Maintenance of Records by Lenders.  Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d)Maintenance of Records by the Administrative Agent.  The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e)Effect of Entries.  The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)Promissory Notes.  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(g)Application of Prepayments.  Any prepayment pursuant to Section 2.10 of a Borrowing of any Class following the Existing Commitment Termination Date shall be applied ratably as between the then outstanding Non-Extended Loans and Extended Loans, and shall reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to Section 2.09(a)(i) or (ii) in the manner specified by the Borrower in the applicable notice of prepayment (or, if no such specification is made therein, such prepayment shall reduce the subsequent scheduled repayments of the Borrowings of such Class ratably based on the amount of such scheduled repayments).

SECTION 2.10.Prepayment of Loans.

(a)Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without any penalty or premium (other than amounts payable under Section 2.15, if any), subject to the requirements of this Section.

(b)Mandatory Prepayments due to Changes in Exchange Rates.

(i)Determination of Amount Outstanding.  On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure.  For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, as of such Business Day or, in the case of a Currency Valuation Notice otherwise received, as of the first Business Day after such Currency Valuation Notice is received.  Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.

(ii)Prepayment of Multicurrency Loans.  If, on the date of such determination, the aggregate Revolving Multicurrency Credit Exposure exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall, if requested by the Required Multicurrency Lenders

(through the Administrative Agent), prepay the Multicurrency Loans and Multicurrency Swingline Loans (and/or provide cover for Multicurrency LC Exposure as specified in Section 2.05(k)) within 15 Business Days following the Borrower’s receipt of such request in such amounts as shall be necessary so that after giving effect thereto the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Multicurrency Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure.  The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling one-month period.

Any prepayment pursuant to this paragraph shall be applied, first, to Multicurrency Swingline Loans outstanding, second, to Syndicated Multicurrency Loans outstanding and third, as cover for Multicurrency LC Exposure.

(c)Mandatory Prepayments or Cover due to Borrowing Base Deficiency.  In the event that at any time any Borrowing Base Deficiency shall exist, the Borrower shall prepay Loans (and provide cover for Letters of Credit as contemplated by Section 2.05(k)) or reduce Other Covered Indebtedness in such amounts as shall be necessary so that such Borrowing Base Deficiency is immediately cured; provided that (i) the aggregate amount of such prepayment of Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s ratable share of the aggregate prepayment, cover and reduction of Other Covered Indebtedness and (ii) if, within five Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency), the Borrower shall present the Administrative Agent a plan reasonably feasible in the opinion of the Administrative Agent to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), then such prepayment or reduction shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine and as are reasonably acceptable to the Administrative Agent), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period.

(d)Mandatory Prepayments due to Non-Approved Change in Investment Policies.  In the event that at any time the Borrower or any of its Subsidiaries shall amend, change, supplement or otherwise modify the Investment Policies in a manner that is, or that could reasonably be expected to be, material and adverse to the Lenders (and without the Borrower or such Subsidiary having obtained the consent referred to in clause (b) of the proviso to the definition of Investment Policies), the Borrower shall prepay the Loans then outstanding in full, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder; provided that no prepayment shall be required to the extent such amendment, change, supplement or modification is mandated by applicable law, rule or regulation (including the provisions of the Investment Company Act applicable to the Borrower and its Subsidiaries).

(e)Notices, Etc.  The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telecopy or electronic mail of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before (or, in the case of a Borrowing denominated in a Foreign Currency, four Business Days before) the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments of a Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Syndicated Borrowing of a Class shall be applied ratably to the Loans of such Class included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b).

SECTION 2.11.Fees.

(a)Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.400% on the average daily unused amount of the Dollar Commitment and the Multicurrency Commitment, as applicable, of such Lender during the period from and including the Original Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date.  Accrued commitment fees shall be payable within one Business Day after each Quarterly Date and on the earlier of the date the Commitments of the respective Class terminate and the Commitment Termination Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, the Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding Syndicated Loans and LC Exposure of such Class of such Lender (and the Swingline Exposure of such Class of such Lender shall be disregarded for such purpose).

(b)Letter of Credit Fees.  Subject to the provisions of Section 2.19(a)(iii), the Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit of each Class of Commitments, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date on which such Lender’s Commitment of such Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date; provided that (x) all such fees with respect to the Letters of Credit of a Class shall be payable on the date on which the Commitments of such Class terminate, (y) any such fees accruing after the date on which such Commitments terminate shall be payable on demand and (z) without duplication, with respect to any Letter of Credit that expires after the Commitment Termination Date as provided in Section 2.05(d), the Borrower shall continue to pay the fronting and other fees specified in Section 2.11(b)(ii) above following the Commitment Termination Date for so long as such Letter of Credit remains outstanding.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances absent obvious error.

SECTION 2.12.Interest.

(a)ABR Loans.  The Loans constituting each ABR Borrowing (including each Swingline Loan denominated in Dollars) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin provided that in the case of Swingline Loans such interest rate shall be reduced by the commitment fee rate payable pursuant to Section 2.11(a).

(b)Eurocurrency Loans.  The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the related Interest Period for such Borrowing plus the Applicable Margin.

(c)[Reserved]

(d)Default Interest.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, (ii) in the case of overdue interest on any principal of any Loan, 2% plus the rate otherwise applicable to such principal as provided above and (iii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and, in the case of Syndicated Loans, upon the Maturity Date or Existing Maturity Date, as applicable, with respect to such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(f)Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest computed by reference to the CDOR Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13.Benchmark Replacement Setting.

(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred for a Currency prior to the Reference Time in respect of any setting of a then current Benchmark for such Currency, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any such Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

If (i) a Benchmark Replacement Date has occurred with respect to the Benchmark applicable to Dollars and the applicable Benchmark Replacement on such Benchmark Replacement Date for such Benchmark is a Benchmark Replacement other than the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, (ii) subsequently, (x) the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR for loans denominated in Dollars, and (y) the Borrower requests that the Administrative Agent review the administrative feasibility of such recommended forward-looking term rate for purposes of this Agreement, and (iii) following such request from the Borrower, the Administrative Agent determines (in good faith and in its sole discretion) that such forward-looking term rate is administratively feasible for the Administrative Agent, then the Administrative Agent may (in its sole discretion) provide the Borrower and the Lenders with written notice that from and after a date identified in such notice: (i) a Benchmark Replacement Date shall be deemed to have occurred, the Benchmark Replacement on such Benchmark Replacement Date shall be deemed to be a Benchmark Replacement determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” under this Section 2.13; provided, however, that if upon such Benchmark Replacement Date the Benchmark Replacement Adjustment is unable to be determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” and the corresponding definition of “Benchmark Replacement Adjustment”, then the Benchmark Replacement Adjustment in effect immediately prior to such new Benchmark Replacement Date shall be utilized for purposes of this Benchmark Replacement (for purposes of this proviso, such Benchmark Replacement Adjustment shall be the Benchmark Replacement Adjustment which was established in accordance with the definition of “Benchmark Replacement Adjustment” on the date determined in accordance with clause (1) or (2), as applicable, of the definition of “Benchmark Replacement Date”), and (ii) such-forward looking term rate shall be deemed to be the forward-looking term rate referenced in the definition of “Term SOFR” for all purposes hereunder or under any Loan Document in respect of any Benchmark setting (and any subsequent Benchmark settings) applicable to Dollars, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.  If the circumstances described in the immediately preceding sentence shall occur, all applicable provisions set forth in this Section 2.13 shall apply with respect to such election of the Administrative Agent as completely as if such forward-looking term rate was initially determined in accordance with clause (1) of the definition of “Benchmark Replacement”, including, without limitation, the provisions set forth in clauses (b) and (f) of this Section 2.13.

(b)Benchmark Replacement Conforming Changes.  In connection with the implementation of any Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time, in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective concurrently with written notice of the applicable Benchmark Replacement Conforming Changes to the Borrower, which notice shall include a reasonably detailed description thereof, and without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any Benchmark Replacement Date and the related Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any notice required to be delivered by the Administrative Agent as set forth in this Section 2.13 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then current Benchmark is a term rate (including Term SOFR or a LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark for Dollars, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans.  During any Benchmark Unavailability Period or at any time that a tenor for the then current Benchmark is not an Available Tenor, to the extent a component of the Alternate Base Rate is based upon the then current Benchmark or such tenor for such Benchmark, as applicable, such Benchmark or tenor will not be used in any determination of the Alternate Base Rate.  Upon the commencement of a Benchmark Unavailability Period with respect to a Benchmark for any Agreed Foreign Currency, the obligation of the Lenders to make or maintain Loans referencing such Benchmark in such Agreed Foreign Currency shall be suspended (to the extent of the affected Borrowings or Interest Periods).

(f)Disclaimer.  The Administrative Agent does not warrant or accept any responsibility for, and, in the absence of its own gross negligence or willful misconduct, shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to the applicable LIBO Rate, or any other then current Benchmark or have the same volume or liquidity as the applicable LIBO Rate or any other then current Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.13 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (c) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.13.

SECTION 2.14.Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Bank (in each case, except any reserve requirement reflected in the Adjusted LIBO Rate);

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital and Liquidity Requirements.  If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Swingline Loans and Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), by an amount deemed to be material by such Lender or Issuing Bank, then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)Certificates from Lenders.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing

Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.14 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

(e)Notwithstanding anything contained herein to the contrary, a Lender or the Issuing Bank shall not be entitled to any compensation pursuant to this Section 2.14 unless such Lender or the Issuing Bank, as applicable, certifies in writing that it is imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower) under comparable syndicated credit facilities as a matter of general practice and policy.

SECTION 2.15.Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(e) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each affected Lender for the loss, cost and expense attributable to such event (excluding in any event, loss of anticipated profits).  In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of:

(i)the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Currency for such Interest Period, over

(ii)the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the eurocurrency market at the commencement of such period.

Payment under this Section shall be made upon request of a Lender delivered not later than five Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a certificate of such Lender setting forth the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.16.Taxes.

(a)Issuing Bank.  For purposes of this Section 2.16, the term “Lender” includes the Issuing Bank.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within ten days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed originals of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Sixth Amendment Effective Date and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)FATCA.  For purposes of this Section 2.16, the term “applicable law” includes FATCA.

SECTION 2.17.Payments Generally; Pro Rata Treatment; Sharing of Set‑offs.

(a)Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m. (New York City time) on the date when due, in immediately available funds, without set‑off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any

Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars.  Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b)Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.

(c)Pro Rata Treatment.  Except to the extent otherwise provided herein: (i) each Borrowing of a Class shall be made from the Lenders of such Class, each payment of commitment fees under Section 2.11 shall be made for account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.08 shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans of a Class by the Borrower shall be made for account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders.

(d)Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, or participations in LC Disbursements or

Swingline Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and participations in LC Disbursements and Swingline Loans, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans, and participations in LC Disbursements and Swingline Loans, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set‑off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)Presumptions of Payment.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may (but shall not be required to) assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f)Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18.Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, or if any Lender is a Non-Consenting Lender (as provided in Section 9.02(d)), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Dollar Commitment or Multicurrency Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19.Defaulting Lender Provisions.  (a) Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.  The Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders.  Required Dollar Lenders and Required Multicurrency Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.17(d) shall not be paid or distributed to such Defaulting Lender, but shall instead be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.05(k); fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with the procedures set forth in Section 2.05(k); sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders of the applicable Class on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans of the applicable Class are held by the Lenders pro rata in accordance with the Dollar Commitments or Multicurrency Commitments, as applicable, without giving effect to Section 2.19(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and such Defaulting Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any commitment fee under Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive participation fees under Section 2.11(b) in respect of its participations in Letters of Credit of either Class for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Dollar Percentage or Applicable Multicurrency Percentage, as applicable, of the stated amount of the Letters of Credit of such Class for which it has provided cash collateral pursuant to Section 2.05(k).

(C)With respect to any participation fee in respect of Letters of Credit of either Class not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender of such Class that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit of such Class that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in LC Exposure and Swingline Exposure of each Class shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Dollar Percentages or Applicable Multicurrency Percentages (calculated without regard to such Defaulting Lender’s Commitment of the applicable Class), as applicable, but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation, and (y) such reallocation does not cause the aggregate Revolving Dollar Credit Exposure or Revolving Multicurrency Credit Exposure, as applicable, of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Dollar Commitment or Multicurrency Commitment, as applicable.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in Section 2.19(a)(iv) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure on account of such Defaulting Lender and (y) second, cash collateralize the Issuing Bank’s Fronting Exposure on account of such Defaulting Lender in accordance with the procedures set forth in Section 2.05(k).

(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the applicable Class or Classes of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans of each applicable Class to be held pro rata by the Lenders in accordance with the relative amounts of their Dollar Commitments or Multicurrency Commitments, as applicable, (without giving effect to Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, extend, renew or increase any Letter of Credit, in each case of the Class or Classes with respect to which such Defaulting Lender participates, to the extent that the reallocation described in Section 2.19(a)(iv) cannot be effected or cash collateral has not been provided by the Borrower in accordance with Section 2.19(a)(v).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.Organization; Powers.  Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required of the Borrower or such Subsidiary, as applicable.

SECTION 3.02.Authorization; Enforceability.  The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered by the parties thereto will constitute, a legal, valid and binding obligation of the Borrower and each other Obligor party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03.Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any material law or regulation applicable to the Borrower or any of its Subsidiaries or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04.Financial Condition; No Material Adverse Change.

(a)Financial Statements.  The Borrower has heretofore delivered to the Lenders the audited consolidated statement of assets and liabilities and statements of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of and for the fiscal year ended December 31, 2020, reported on by Deloitte & Touche LLP, independent public accountants, in the form of the report of the Borrower to the SEC on

Form 10-K for such year, which financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such period in accordance with GAAP.

(b)No Material Adverse Change.  Since December 31, 2020, there has not been any Material Adverse Effect.

SECTION 3.05.Litigation.

(a)Actions, Suits and Proceedings.  There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)Disclosed Matters.  Since the Sixth Amendment Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.06.Compliance with Laws and Agreements.  (a) Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower or such Subsidiary could reasonably be expected to result in a Material Adverse Effect.

(b)Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)To the extent applicable, the Borrower and each other Subsidiary and, to the knowledge of the Borrower, their respective directors, officers, agents, employees or Affiliates, are in compliance with all Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.  None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any of their directors, officers, agents, employees or Affiliates, (i) is a Sanctioned Person, (ii) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, in violation of applicable Sanctions, (iii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Sanctions, in violation of applicable Sanctions, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate any Anti-Terrorism Laws.  No part of the proceeds of any Loans will be used, directly or indirectly, or otherwise made available in violation of any Anti-Terrorism Laws, Sanctions or Anti-Corruption Laws (including the United States Foreign Corrupt Practices Act of 1977), in each case applicable to any party hereto.  The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions, in each case, to the extent applicable to the business of the Borrower and its Subsidiaries.

SECTION 3.07.Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09.Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken together with the Borrower’s public filings, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.10.Investment Company Act; Margin Regulations.

(a)Status as Business Development Company.  The Borrower is a company that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

(b)Compliance with Investment Company Act.  The business and other activities of the Borrower and its Subsidiaries, including the making of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder.

(c)Investment Policies.  The Borrower is in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to be material and adverse to the Lenders.

(d)Use of Credit.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 3.11.Material Agreements and Liens.

(a)Material Agreements.  As of the Original Effective Date, Part A of Schedule II is a complete and correct list of each outstanding credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement as of the Original Effective Date is correctly described in Part A of Schedule II.

(b)Liens.  As of the Original Effective Date, Part B of Schedule II is a complete and correct list of each Lien (other than Permitted Liens and Liens created pursuant to the Security Documents) securing outstanding Indebtedness of any Person covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Original Effective Date is correctly described in Part B of Schedule II.

SECTION 3.12.Subsidiaries.

(a)Subsidiaries.  Set forth on Schedule 3.12(a) is a list of the Borrower’s Subsidiaries as of the Original Effective Date.

(b)[Reserved.]

SECTION 3.13.Properties.

(a)Title Generally.  Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)Intellectual Property.  Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14.Affiliate Agreements.  As of the Sixth Amendment Effective Date, the Borrower has heretofore delivered (to the extent not otherwise publicly filed with the SEC) to each of the Lenders true and complete copies of each of the Affiliate Agreements (including schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder).  As of the Sixth Amendment Effective Date, each of the Affiliate Agreements is in full force and effect.

ARTICLE IV

CONDITIONS

SECTION 4.01.Original Effective Date.  The effectiveness of this Agreement and of the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

(a)Executed Counterparts.  From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(b)Opinion of Counsel to the Borrower.  A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Original Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c)Corporate Documents.  Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this

Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)Officer’s Certificate.  A certificate, dated the Original Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the clauses (a) and (b) of the first sentence of Section 4.02.

(e)Perfection Certificate and Liens.  A completed Perfection Certificate dated the Original Effective Date signed by a Financial Officer or legal officer of the Borrower, together with all attachments contemplated thereby, including the results of a recent lien search in each relevant jurisdiction with respect to the Borrower and its Subsidiaries, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted under Section 6.02 and Liens to be discharged on or prior to the Original Effective Date pursuant to documentation satisfactory to the Administrative Agent.

(f)Collateral and Guarantee Requirement.  Clauses (a), (b), (c), (d) and (e) of the Collateral and Guarantee Requirement shall have been satisfied to the extent applicable as of such date.  The Collateral Agent shall have received a counterpart of an agreement, signed on behalf of the Borrower and each Subsidiary Guarantor, reaffirming its obligations and the Liens granted by it under the Guarantee and Security Agreement after giving effect to the Transactions.

(g)Borrowing Base Certificate.  The Borrowing Base Certificate most recently required to be delivered under the Original Credit Agreement.

(h)Payment of Amounts Owing under Original Credit Agreement.  All amounts outstanding or accrued and owing under the Original Credit Agreement (including any outstanding Borrowings) shall have been (or will, concurrently with the effectiveness of this Agreement, be) paid, it being understood that such payments may be funded pursuant to concurrent borrowings under this Agreement on the Original Effective Date made in accordance with this Agreement.

(i)Other Documents.  Such other documents as the Administrative Agent or any Lender or special New York counsel to Citibank may reasonably request.

The effectiveness of this Agreement and of the obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender, any Arranger or the Administrative Agent in connection herewith, including the reasonable and documented fees and expenses of Cravath, Swaine & Moore LLP, special New York counsel to the Administrative Agent and the Arrangers, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower), in each case for which invoices have been presented.

The Administrative Agent shall notify the Borrower and the Lenders of the Original Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.Each Credit Event.  The obligation of each Lender to make any Loan, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

(a)the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is itself qualified by materiality or reference to a Material Adverse Effect, in which case it shall be true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b)at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c)either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness.

Each Borrowing (other than conversions and continuations of Loans that do not result in an increase in the Revolving Credit Exposure) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or cash collateralized in accordance with Sections 2.05(k) and 2.09(a)) and all LC Disbursements (if the related Letters of Credit have not been so cash collateralized) shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statement of assets and liabilities and related statements of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as set forth therein); provided that the requirements set forth in this clause (a) may be fulfilled by filing on a publicly available website of the Borrower or the SEC (e.g., “EDGAR”) the report of the Borrower to the SEC on Form 10‑K for the applicable fiscal year;

(b)within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated statement of assets and liabilities and related statements of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as set forth therein), subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled by filing on a publicly available website of the Borrower or the SEC (e.g., “EDGAR”) the report of the Borrower to the SEC on Form 10‑Q for the applicable quarterly period;

(c)concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations to demonstrate whether the Borrower is in compliance with Sections 6.01, 6.02, 6.04, 6.05 and 6.07, (iii) stating whether any material change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the date of the most recent audited financial statements delivered pursuant to Section 5.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) providing a reconciliation of any difference between the assets and liabilities of the Borrower and its consolidated Persons presented in such financing statements and the assets and liabilities of the Borrower and its Subsidiaries for purposes of calculating the financial covenants set forth in Section 6.07 of this Agreement and (v) providing notice of any election of Specified Debt;

(d)as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, a Borrowing Base Certificate as at the last day of such accounting period;

(e)promptly but no later than five Business Days after the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date the Borrower has knowledge of such Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency as at the date the Borrower obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency as of the date not earlier than one Business Day prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

(f)promptly upon receipt thereof, copies of all significant reports submitted by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or Board of Directors of the Borrower;

(g)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; provided that the requirements set forth in this clause (g) may be fulfilled by filing the same on a publicly available website of the Borrower or the SEC (e.g., “EDGAR”) the report of the Borrower to the SEC on Form 10‑Q, Form 10-K or Form 8-K, as applicable;

(h)promptly following any request therefor, copies of (i) any documents described in Section 101(k) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Plan or Multiemployer Plan; provided that if the Borrower or its ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, Borrower or its ERISA Affiliates shall promptly make a request for such documents or notices from the such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(i)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request;

(j)within 5 Business Days of the due date set forth in Section 5.01(a) or (b) for any quarterly or annual financial statements, as the case may be, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment where there has been a realized gain or loss in the most recently completed fiscal quarter, (i) the cost basis of such Portfolio Investment, (ii) the proceeds received with respect to such Portfolio Investment representing repayments of principal, and (iii) any other amounts received with respect to such Portfolio Investment representing exit fees or prepayment penalties;

(k)within 5 Business Days of the due date set forth in Section 5.01(a) or (b) for any quarterly or annual financial statements, as the case may be, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment, (i) the aggregate amount of all capitalized paid-in-kind interest for such Portfolio Investment during the most recently ended fiscal quarter and (ii) the aggregate amount of all paid-in-kind interest collected during the most recently ended fiscal quarter;

(l)within 5 Business Days of the due date set forth in Section 5.01(a) or (b) for any quarterly or annual financial statements, as the case may be, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment, (i) the amortized cost of each Portfolio Investment as of the end of such fiscal quarter, (ii) the fair market value of each Portfolio Investment as of the end of such fiscal quarter, and (iii) the unrealized gains or losses as of the end of such fiscal quarter;

(m)within 5 Business Days of the due date set forth in Section 5.01(a) or (b) for any quarterly or annual financial statements, as the case may be, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment the change in unrealized gains and losses for such quarter.  Such schedule will report the change in unrealized gains and losses with respect to each Portfolio Investment by showing the unrealized gain or loss for each Portfolio Investment as of the last day of the preceding fiscal quarter compared to the unrealized gain or loss for such Portfolio Investment as of the last day of the most recently ended fiscal quarter; and

(n)within 5 Business Days of the due date set forth in Section 5.01(a) or (b) for any quarterly or annual financial statements, as the case may be, a schedule setting forth any subsidiary that is consolidated on such financial statements but is excluded as a “Subsidiary” for purposes of this Agreement pursuant to the second sentence of the definition thereof.

Notwithstanding anything to contrary contained herein, the Borrower shall not be required to provide any documents or other information pursuant to Section 5.01(i) if (i) the provision thereof would, or would reasonably be expected to, (x) result in the loss of attorney-client privilege and (y) result in a breach, default or termination of any contractual obligation binding on the Borrower or any of its Subsidiaries or (ii) such document or information consists of attorney work product or contains proprietary information or trade secrets; provided that the Borrower shall notify the Administrative Agent that it is withholding such document or other information in accordance with this sentence.

SECTION 5.02.Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)the occurrence of any Default;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e)the occurrence of any change in the identity of the investment advisor for the Borrower.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04.Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06.Books and Records; Inspection and Audit Rights.

(a)Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep, or cause to be kept, books of record and account in accordance with GAAP.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records.

(b)Audit Rights.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested.  The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year.  The Borrower also agrees to modify or adjust the computation of the Borrowing Base to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal; provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

SECTION 5.07.Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including all Environmental Laws, and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Without limiting the generality of the foregoing, the Borrower will, and will cause its Subsidiaries to, conduct its business and other activities in compliance in all material respects with the applicable provisions of the Investment Company Act (including, without limiting the foregoing, Section 18(a)(1)(A) and any applicable “asset coverage” maintenance requirement) and any applicable rules, regulations or orders issued by the SEC thereunder, and all applicable Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.

SECTION 5.08.Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)New Subsidiaries.  In the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than an Immaterial Subsidiary or a Financing Subsidiary for so long as such entity remains an Immaterial Subsidiary or a Financing Subsidiary), such Subsidiary shall become a Subsidiary Guarantor and the Borrower will cause the entire Collateral and Guarantee Requirement to be satisfied by and with respect to such Subsidiary.

(b)Further Assurances.  (i) The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.  Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Obligors.  The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(ii)To the extent not otherwise publicly filed with the SEC, the Borrower shall provide the Administrative Agent with a copy of any amendment, supplement or modification to its Investment Policies as soon as practicable after its adoption.

SECTION 5.09.Use of Proceeds.  The Borrower will use the proceeds of the Loans only for general corporate purposes of the Borrower and its Subsidiaries, including the acquisition and funding (either directly or through one or more wholly-owned Subsidiaries) of secured and unsecured leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other Portfolio Investments and as otherwise specified in this Agreement; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.  No part of the proceeds of any Loan will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.  Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock, or with the proceeds of equity capital of the Borrower.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, directly or indirectly, the proceeds of any Borrowing or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.10.Status of RIC and BDC.  The Borrower shall at all times maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act.

SECTION 5.11.Investment Policies.  The Borrower shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.12.Portfolio Valuation and Diversification, Etc.

(a)Industry Classification Groups.  For purposes of this Agreement, the Borrower shall in its reasonable determination assign each Portfolio Investment to an Industry Classification Group.  To the extent that any Portfolio Investment is not correlated with the risks of other Portfolio Investments in an Industry Classification Group established by S&P or MSCI, such Portfolio Investment may be assigned by the Borrower to the Industry Classification Group that is most closely correlated to such Portfolio Investment.  In the absence of any correlation, the Borrower shall be permitted, upon notice to the Administrative Agent and each Lender to create up to three additional industry classification groups for purposes of this Agreement.

(b)Portfolio Valuation, Etc.

(i)Settlement Date Basis.  Solely for purposes of determining the Borrowing Base, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled); provided that no such investment shall be included as a Portfolio Investment unless it has been paid for in full.  This paragraph (b)(i) is not intended to require the Borrower to reflect investment transactions on a settlement-date basis in any financial statements or books of record or other documents required to be prepared in accordance with GAAP if doing so would cause such financial statements, books of record or other documents to fail to be in accordance with GAAP.

(ii)Determination of Values.  The Borrower will conduct reviews of the value to be assigned to each of its Portfolio Investment as follows:

(A)Quoted Investments—External Review.  With respect to each Portfolio Investment that is a Quoted Investment, the Borrower shall, not less frequently than once each calendar month, determine the market value of such Portfolio Investments in accordance with its Investment Policies; provided that such determinations shall be required not less frequently than once each calendar week at any time that, and for so long as, Quoted Investments compose at least 10% of the Borrowing Base.

(B)Unquoted Investments—External Review.  With respect to each Portfolio Investment that is an Unquoted Investment, the Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Portfolio Investment, as at the last day of each fiscal quarter; provided that the Board of Directors of the Borrower shall be permitted to determine the fair market value of such Portfolio Investments without the assistance of any Approved Third-Party Appraiser for Portfolio Investments representing no more than 10% of the Borrowing Base at any time of determination; provided, further, that the Value of any Unquoted Investment acquired during a fiscal quarter shall be deemed to be no more than the cost of such Unquoted Investment until such time as the fair market value of such Unquoted Investment is determined in accordance with the foregoing provisions of this sub-clause (B) as at the last day of such fiscal quarter or, as applicable, fiscal year.

(C)Internal Review.  The Borrower shall use commercially reasonable efforts to conduct internal reviews of all Portfolio Investments in accordance with the Borrower’s valuation policies and procedures, as disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.  Portfolio Investments shall be reviewed on a weekly basis and formal meetings to discuss Portfolio Investments shall take place no less frequently than once per quarter.  Such internal reviews shall take into account any material events of which the Borrower has knowledge that affect the value of the Portfolio Investments.  If the value of any Portfolio Investment as most recently determined by the Borrower pursuant to this Section 5.12(b)(ii)(C) is lower than the value of such Portfolio Investment as most recently determined pursuant to Section 5.12(b)(ii)(A) or (B), such lower value shall be deemed to be the “Value” of such Portfolio Investment for purposes hereof.

(D)Failure to Determine Values.  If the Borrower shall fail to determine the value of any Portfolio Investment as at any date pursuant to the requirements of the foregoing sub-clauses (A) or (B), then the “Value” of such Portfolio Investment as at such date shall be deemed to be zero.

(c)Scheduled Testing of Values.

(i)On a specific date to be determined following the end of each fiscal quarter to be reasonably agreed by the Borrower and the Administrative Agent, but in no case within thirty (30) days prior to the last day of any fiscal quarter (each such date, a “Valuation Testing Date”), the Administrative Agent, through an independent valuation provider selected by the Administrative Agent (the “Independent Valuation Provider”), will test the values as of such Valuation Testing Date determined pursuant to Section 5.12(b)(ii) above of those Portfolio Investments included in the Borrowing Base selected by the Administrative Agent.  The fair value of such Portfolio Investments tested as of any Valuation Testing Date shall be equal to or greater than the Tested Amount (as defined below).

(ii)For purposes of this Agreement, the “Tested Amount” shall be equal to the greater of: (A) an amount equal to (1) 125% of the Covered Debt Amount (as of the applicable Valuation Testing Date) minus (2) the sum of the values of all Quoted Investments included in the Borrowing Base (as of the applicable Valuation Testing Date) and (B) 10% of the aggregate value of all Unquoted Investments included in the Borrowing Base; provided, however, in no event shall more than 25% of the aggregate value of the Unquoted Investments in the Borrowing Base be tested by the Independent Valuation Provider in respect of any applicable Valuation Testing Date (or, if clause (B) applies, 10%, or as near thereto as reasonably practicable).

(iii)With respect to any Portfolio Investment, if the value of such Portfolio Investment determined by the Borrower pursuant to Section 5.12(b)(ii) is not more than the lesser of (A) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider and (B) five (5) points more than the midpoint of the valuation range (expressed as a percent of par) provided by the Independent Valuation Provider (provided that the value of such Portfolio Investment is customarily quoted as a percentage of par, otherwise this clause (B) shall not be applicable), then the value for such Portfolio Investment determined by the Borrower in accordance with Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement.  If the value of any Portfolio Investment determined by the Borrower pursuant to Section 5.12(b)(ii) is greater than the lesser of the values set forth in clause (iii)(A) and (B) (to the extent applicable), then for such Portfolio Investment, the “Value” for purposes of this Agreement shall become the lesser of (x) the highest value of the valuation range provided by the Independent Valuation Provider, (y) five (5) points more than the midpoint of the valuation range (expressed as a percent of par) provided by the Independent Valuation Provider (provided that the value of such Portfolio

Investment is customarily quoted as a percentage of par, otherwise this clause (y) shall not be applicable) and (z) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider.  Any values determined by the Independent Valuation Provider pursuant to this Section 5.12(c) or Section 5.12(d) shall be used solely for purposes of determining the “Value” of a Portfolio Investment under this Agreement and shall not be required to be used by the Borrower for any other purposes, including, without limitation, the delivery of financial statements or determinations of the fair value of any asset as required under Accounting Standards Codification 820 and the Investment Company Act.

(d)Supplemental Testing of Values.

(i)Notwithstanding the foregoing, the Administrative Agent, individually or at the request of the Required Lenders, shall at any time have the right to request, upon reasonable notice to the Borrower and at reasonable times and intervals, any Portfolio Investment included in the Borrowing Base with a value determined by the Borrower pursuant to Section 5.12(b)(ii) to be independently tested by the Independent Valuation Provider.  There shall be no limit on the number of such tests that may be requested by the Administrative Agent.  Unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of any fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(d) in an aggregate amount in excess of the IVP Supplemental Cap in any 12-month period.

(ii)If (A) the value determined by the Borrower pursuant to Section 5.12(b)(ii) is less than the value determined by the Independent Valuation Provider, then the value determined by the Borrower pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement and (B) the value determined by the Borrower pursuant to Section 5.12(b)(ii) is greater than the value determined by the Independent Valuation Provider and the difference between such values is: (x) less than 5% of the value determined by the Borrower pursuant to Section 5.12(b)(ii), then the value determined by the Borrower pursuant to Section 5.12(b)(ii) shall continue to be the “Value” for purposes of this Agreement; (y) between 5% and 20% of the value determined by the Borrower pursuant to Section 5.12(b)(ii), then the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the value determined by the Borrower pursuant to Section 5.12(b)(ii) and the value determined by such Independent Valuation Provider; and (z) greater than 20% of the value determined by the Borrower pursuant to Section 5.12(b)(ii), then the Borrower and the Administrative Agent shall retain an additional third-party appraiser to conduct a valuation of such Portfolio Investment and, upon the completion of such appraisal, the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the three valuations (with the average of the Independent Valuation Provider’s value and the Borrower’s value to be used as the “Value” until the third value is obtained).

(iii)The Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider.

(e)Generally Applicable Valuation Provisions.

(i)The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors.  Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent and the Borrower.

(ii)All valuations shall be on a settlement date basis.  The Value of any Portfolio Investment determined in accordance with this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 5.12.

(iii)The values determined by the Independent Valuation Provider shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(iv)All tests by the Independent Valuation Provider shall be conducted in a manner not disruptive to the business of the Borrower.  The Administrative Agent shall notify the Borrower of its receipt of the final results of any such test promptly upon its receipt thereof (but shall not provide a copy of such results to any Obligor).  Notwithstanding the foregoing, the Administrative Agent shall provide a copy of such results and the related report to the Borrower or any Lender promptly upon the Borrower’s or such Lender’s request.

(f)Diversification Requirements.  The Borrower will, and will cause its Subsidiaries (other than Financing Subsidiaries that are exempt from the provisions of the Code applicable to RIC’s), subject to applicable grace periods set forth in the Code, to comply with the portfolio diversification and similar requirements set forth in the Code applicable to RIC’s.

SECTION 5.13.Calculation of Borrowing Base.  (a) For purposes of this Agreement, the “Borrowing Base” shall mean, as at any date of determination, as the sum of the Advance Rates of the Value of each Portfolio Investment (excluding any cash held by the Administrative Agent pursuant to Section 2.05(k)); provided that:

(i)if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, in accordance with GAAP, that exceeds 6% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 50% of the Advance Rate otherwise applicable; (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities in accordance with GAAP, that exceeds 5% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 50% of the Advance Rate otherwise applicable or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities in accordance with GAAP, that exceeds 4% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 50% of the Advance Rate otherwise applicable;

(ii)if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, exceeding 12% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%; (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, exceeding 10% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0% or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, exceeding 8% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%;

(iii)if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments in any single Industry Classification Group that exceeds 25% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%; provided that, with respect to the Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 25% figure shall be increased to 27.5% and, accordingly, only to the extent that the Value for such single Industry Classification Group exceeds 27.5% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall the Advance Rate applicable to such excess Value be 0%; (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%; provided that, with respect to the Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 20% figure shall be increased to 22.5% and, accordingly, only to the extent that the Value for such single Industry Classification Group exceeds 22.5% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall the Advance Rate applicable to such excess Value be 0%; and (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments in any single Industry Classification Group that exceeds 15% of the aggregate Value of all

Portfolio Investments in the Collateral Pool shall be 0%; provided that, with respect to the Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 15% figure shall be increased to 17.5% and, accordingly, only to the extent that the Value for such single Industry Classification Group exceeds 17.5% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall the Advance Rate applicable to such excess Value be 0%;

(iv)if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments, (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Non-Core Investments shall be 0% to the extent necessary so that no more than 10% of the Borrowing Base is attributable to such investments or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Non-Core Investments shall be 0% to the extent necessary so that no more than 5% of the Borrowing Base is attributable to such investments;

(v)if, as of such date, the Relevant Asset Coverage Ratio is (A) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 30% of the Borrowing Base is attributable to such investments or (B) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments;

(vi)if, as of such date, (A)(1) the Borrowing Base (without giving effect to any adjustment required pursuant to this paragraph (a)(vi), the “Gross Borrowing Base”) is less than 1.5 times the Covered Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 2.00:1:00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than (i) 50%, if prior to July 1, 2021 or (ii) 60%, if on or after July 1, 2021, in each case, of the Borrowing Base, (B)(1) the Gross Borrowing Base is less than 1.5 times the Covered Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than (i) 65%, if prior to July 1, 2021 or (ii) 75%, if on or after July 1, 2021, in each case, of the Borrowing Base, (C)(1) the Gross Borrowing Base is greater than or equal to 1.5 times the Covered Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 2.00:1.00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 40% of the Borrowing Base or (D)(1) the Gross Borrowing Base is greater than or equal to 1.5 times the Covered Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than (i) 50%, if prior to July 1, 2021 or (ii) 60%, if on or after July 1, 2021, in each case, of the Borrowing Base;

(vii)the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments attributable to common equity, warrants, Investments that are not Performing and Portfolio Investments where less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash, exceeding 20% of the Borrowing Base shall be 0%;

(viii)no Portfolio Investment may be included in the Borrowing Base until such time as such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein;

(ix)the Advance Rate applicable to that portion of the Value of the Portfolio Investments attributable to any investment in a Financing Subsidiary shall be 0%; and

(x)the Advance Rate applicable to that portion of the Value of the Portfolio Investments listed on Schedule 5.13 shall be 0%.

To avoid double-counting of excess concentrations, any Advance Rate reductions set forth under this Section 5.13 shall be without duplication of any other such Advance Rate reductions.  For purposes of the categorization of each Portfolio Investment in accordance with this Section 5.13, the amount of any “first lien debt” or EBITDA with respect to any Portfolio Investment shall be determined using the most recent underlying Portfolio Investment information available on the same date as the most recent quarterly valuation determined in accordance with the valuation procedures set forth in Section 5.12(b)(ii)(B).

(b)As used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Portfolio Investment and subject to adjustment as provided in Section 5.13(a)(i) through (ix) (other than clause (vi)) and as provided below based on the Relevant Asset Coverage Ratio as of such date, the following percentages with respect to such Portfolio Investment:

	Relevant Asset Coverage Ratio >2.00:1:00		2.00:1:00 >Relevant Asset Coverage Ratio >1.75:1.00		1.75:1:00 >Relevant Asset Coverage Ratio > 1.50:1.00
Portfolio Investment	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	n.a.	100%	n.a.	100%	n.a.
Long-Term U.S. Government Securities	95%	n.a.	95%	n.a.	95%	n.a.
Performing First Lien Bank Loans	85%	75%	82.5%	72.5%	80%	70%
Performing First Lien Unitranche Bank Loans	82.5%	72.5%	80%	70%	75%	65%
Performing First Lien Last Out Bank Loans	80%	70%	75%	65%	70%	60%
Performing Second Lien Bank Loans	75%	65%	70%	60%	65%	55%
Performing Cash Pay High Yield Securities	70%	60%	65%	55%	60%	50%
Performing Cash Pay Mezzanine Investments	65%	55%	60%	50%	55%	45%
Performing Non-Cash Pay High Yield Securities	60%	50%	55%	45%	50%	40%
Performing Non-Cash Pay Mezzanine Investments	55%	45%	50%	40%	45%	35%
Performing Preferred Equity	55%	45%	50%	40%	45%	35%
Performing Common Equity	30%	20%	25%	15%	20%	10%
Non-Performing First Lien Bank Loans	45%	45%	35%	35%	25%	25%
Non-Performing First Lien Unitranche Bank Loans	45%	45%	35%	30%	25%	20%
Non-Performing First Lien Last Out Bank Loans	40%	40%	30%	25%	20%	15%
Non-Performing Second Lien Bank Loans	40%	30%	30%	25%	20%	15%
Non-Performing High Yield Securities	30%	30%	20%	10%	15%	5%
Non-Performing Mezzanine Investments	30%	25%	20%	10%	15%	5%

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans and senior subordinated loans) which are generally under a syndicated loan or credit facility.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of, and any and all other equity interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01.

“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary, unusual or non-recurring gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment)) for the relevant period plus, without duplication, the following to the extent deducted in calculating such consolidated net income in the relevant agreement relating to the applicable Portfolio Investment for such period: (i) consolidated interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment; provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof; provided that any First Lien Bank Loan that is also a First Lien Unitranche Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Unitranche Bank Loan; provided, further, that any First Lien Bank Loan that is also a First Lien Last Out Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Last Out Bank Loan.

“First Lien Last Out Bank Loan” means a Bank Loan that is a First Lien Bank Loan, a portion of which is, in effect, subject to debt subordination and superpriority rights of other lenders following an event of default (such portion, a “last out” portion) provided, that the aggregate principal amount of the “last out” portion of such Bank Loan is at least 50% of the aggregate principal amount of any “first out” portion of such Bank Loan; provided, further, that the underlying obligor with respect to such Bank Loan shall have a ratio of first lien debt (including the “first out” portion of such Bank Loan, but excluding the “last out” portion of such Bank Loan) to EBITDA that does not exceed 3.25:1.00 and a ratio of aggregate first lien debt (including both the “first out” portion and the “last out” portion of such Bank Loan) to EBITDA that does not exceed 5.25:1.00.  An Obligor’s investment in the “last out” portion of a First Lien Last Out Bank Loan shall be treated as a First Lien Last Out Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement.  An Obligor’s investment in the portion of such Bank Loan that is not the last out portion (the “first out” portion) shall be treated as a First Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and an Obligor’s investment in any “last out” portion of a First Lien Bank Loan that does not meet the foregoing criteria shall be treated as a Second Lien Bank Loan.

“First Lien Unitranche Bank Loan” means a First Lien Bank Loan with a ratio of first lien debt to EBITDA that exceeds 5.25:1.00, and where the underlying borrower does not also have a Second Lien Bank Loan outstanding.

“High Yield Securities” means debt Securities and Preferred Stock, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments or Bank Loans.

“Junior Investments” means, collectively, Performing Cash Pay High Yield Securities and Performing Cash Pay Mezzanine Investments.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than one year from the applicable date of determination.

“Mezzanine Investments” means debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) and Preferred Stock in each case (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer.

“Non-Core Investments” means, collectively, Portfolio Investments in common equity, warrants, Non-Performing Bank Loans, Non-Performing High Yield Securities, Non-Performing Mezzanine Investments, Performing Non-Cash Pay High Yield Securities, Performing Preferred Equity, Performing Non-Cash Pay Mezzanine Investments and Performing Common Equity.

“Non-Performing Bank Loans” means, collectively, Non-Performing First Lien Bank Loans, Non-Performing First Lien Last Out Bank Loans, Non-Performing First Lien Unitranche Bank Loans and Non-Performing Second Lien Bank Loans.

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans other than Performing First Lien Unitranche Bank Loans.

“Non-Performing High Yield Securities” means High Yield Securities other than Performing High Yield Securities.

“Non-Performing Mezzanine Investments” means Mezzanine Investments other than Performing Mezzanine Investments.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans other than Performing Second Lien Bank Loans.

“Performing” means (a) with respect to any Portfolio Investment that is debt, the issuer of such Portfolio Investment is not in default of any payment obligations in respect thereof, after the expiration of any applicable grace period and (b) with respect to any Portfolio Investment that is Preferred Stock, the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing Cash Pay High Yield Securities” means High Yield Securities (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Cash Pay Mezzanine Investments” means Mezzanine Investments (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans which are Performing.

“Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans which are Performing.

“Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans which are Performing.

“Performing Non-Cash Pay High Yield Securities” means Performing High Yield Securities other than Performing Cash Pay High Yield Securities.

“Performing Non-Cash Pay Mezzanine Investments” means Performing Mezzanine Investments other than Performing Cash Pay Mezzanine Investments.

“Performing Preferred Equity” means Preferred Stock of an issuer that has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans which are Performing.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock.

“Second Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a second lien and second priority perfected security interest on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Investments” means Cash, Cash Equivalents, Short-Term U.S. Government Securities, Long-Term U.S. Government Securities, Performing First Lien Bank Loans, Performing First Lien Last Out Bank Loans and Performing First Lien Unitranche Bank Loans.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one year of the applicable date of determination.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01.

“Value” means, with respect to any Portfolio Investment, the value as determined pursuant to Section 5.12(b).

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or cash collateralized in accordance with Sections 2.05(k) and 2.09(a)) and all LC Disbursements (if the related Letters of Credit have not been so cash collateralized) shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.Indebtedness.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)Indebtedness created hereunder;

(b)Secured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness (including Convertible Debt that qualifies as Unsecured Longer-Term Indebtedness) in an aggregate outstanding principal amount (immediately after giving effect to the incurrence of such Indebtedness) that taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Section 6.07(b), so long as, in the case of Secured Longer-Term Indebtedness, immediately after giving effect thereto, the Covered Debt Amount does not exceed the Borrowing Base.

(c)Other Permitted Indebtedness;

(d)Indebtedness of Financing Subsidiaries;

(e)repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(f)obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(g)Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness (including Convertible Debt that qualifies as Unsecured Shorter-Term Indebtedness) in an aggregate outstanding principal amount (immediately after giving effect to the incurrence of such Indebtedness) that (i) when taken together with then-outstanding Specified Unsecured Shorter-Term Indebtedness incurred under clause (l) of this Section 6.01, does not exceed $100,000,000, (ii) does not exceed the greater of (x) 5% of Shareholders’ Equity and (y) $25,000,000 and (iii)  does not exceed the amount required to comply with the provisions of Section 6.07(b), so long as, immediately after giving effect thereto, the Covered Debt Amount does not exceed the Borrowing Base.

(h)obligations (including Guarantees) in respect of Standard Securitization Undertakings;

(i)so long as no Default or Event of Default shall have occurred and be continuing at the time of the incurrence thereof, Permitted Convertible Note Hedges, in each case in respect of Indebtedness otherwise permitted hereby;

(j)Indebtedness outstanding on the Sixth Amendment Effective Date and listed on Schedule 6.01;

(k)Indebtedness consisting of Permitted SBIC Guarantees; and

(l)Specified Unsecured Shorter-Term Indebtedness in an aggregate outstanding principal amount (immediately after giving effect to the incurrence of such Indebtedness) that (i) does not exceed $100,000,000 and (ii) does not exceed the amount required to comply with the provisions of Section 6.07(b), so long as, immediately after giving effect thereto, the Covered Debt Amount does not exceed the Borrowing Base.

SECTION 6.02.Liens.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)any Lien on any property or asset of the Borrower existing on the Sixth Amendment Effective Date and set forth on Schedule 6.02; provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secured on the Sixth Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b)Liens created pursuant to the Security Documents;

(c)Liens on the assets of Financing Subsidiaries securing obligations of Financing Subsidiaries;

(d)Liens on Special Equity Interests included in the Portfolio Investments of the Borrower but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;

(e)Liens securing Indebtedness or other obligations in an aggregate amount (immediately after giving effect to the incurrence of such Indebtedness or other obligation or the granting of such Lien) not exceeding the greater of (x) 5% of Shareholders’ Equity and (y) $25,000,000 (which may cover Portfolio Investments, but only to the extent released from the Lien in favor of the Collateral Agent in accordance with the requirements of Section 10.03 of the Guarantee and Security Agreement (it being understood and agreed by the parties hereto that for the purposes of this Section 6.02(e), references to a “disposition” in Section 10.03(b) of the Guarantee and Security Agreement shall be deemed to include the granting of any Lien permitted by this Section 6.02(e))), so long as at the time thereof the aggregate amount of Indebtedness permitted under clauses (a), (b) and (g) of Section 6.01, does not exceed the lesser of (i) the Borrowing Base and (ii) the amount required to comply with the provisions of Section 6.07(b);

(f)Permitted Liens; and

(g)Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA.

SECTION 6.03.Fundamental Changes.  The Borrower will not, nor will it permit any of its Subsidiaries (other than any SPE Subsidiaries or Immaterial Subsidiaries) to, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).  The Borrower will not, nor will it permit any of its Subsidiaries (other than any Financing Subsidiaries or Immaterial Subsidiaries) to, enter into any transaction of merger or consolidation or amalgamation, or acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document.  The Borrower will not, nor will it permit any of its Subsidiaries (other than any Financing Subsidiaries or Immaterial Subsidiaries) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (x) assets sold or disposed of in the ordinary course of business (including to make expenditures of cash and dispositions of investments in connection with exits and work-outs in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries) and (y) subject to the provisions of clause (d) below, Portfolio Investments (to the extent not otherwise included in clause (x) of this Section).

Notwithstanding the foregoing provisions of this Section:

(a)any Subsidiary Guarantor of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that (i) at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing, (ii) if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation and (iii) if any such transaction shall be between the Borrower and a Subsidiary Guarantor, the Borrower shall be the continuing or surviving corporation;

(b)any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c)the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(d)the Obligors may sell, transfer or otherwise dispose of Portfolio Investments, Cash and Cash Equivalents to a Financing Subsidiary so long as (i) after giving effect to such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (y) the Borrowing Base immediately after giving effect to such release is at least 110% of the Covered Debt Amount;

(e)the Borrower or any Subsidiary may merge or consolidate with any other Person so long as at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing; provided that (i) if any such transaction shall be between the Borrower and another Person, the Borrower shall be the continuing or surviving corporation, (ii) if any such transaction shall be between a wholly-owned Subsidiary Guarantor and another Person (other than the Borrower), a wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation and (iii) if any such transaction shall be between a Subsidiary Guarantor and another Person (other than the Borrower or a wholly-owned Subsidiary Guarantor), a Subsidiary Guarantor shall be the continuing or surviving corporation;

(f)the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $10,000,000 in any fiscal year;

(g)any Subsidiary may voluntarily dissolve or liquidate if such Subsidiary that does not own, legally or beneficially, assets which in aggregate have a value of $500,000 or more at such time of dissolution or liquidation; and

(h)the Borrower or the other Obligors may dissolve or liquidate any SBIC Subsidiary; provided that no portion of any Indebtedness or any other obligations (contingent or otherwise) of such SBIC Subsidiary (a) is, or would as a result of dissolution or liquidation hereunder become, recourse to or obligate the Borrower or any other Obligor (other than any SBIC Subsidiary) in any way, or (b) subjects, or would as a result of the dissolution or liquidation hereunder subject, any property of the Borrower or any other Obligor (other than any SBIC Subsidiary) to the satisfaction of such Indebtedness.

SECTION 6.04.Investments.  The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, acquire, make or enter into, or hold, any Investments except:

(a)operating deposit accounts and securities accounts with banks and other financial institutions;

(b)Investments (i) by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors and (ii) by Subsidiaries of the Borrower that are not Guarantors in the Borrower or any of its Subsidiaries;

(c)Hedging Agreements entered into in the ordinary course of the Borrower’s and its Subsidiaries’ financial planning and not for speculative purposes;

(d)Portfolio Investments, Cash and Cash Equivalents by the Borrower and its Subsidiaries to the extent such Investments are permitted under the provisions of the Investment Company Act applicable to business development companies and the Borrower’s Investment Policies;

(e)Equity Interests in (or capital contributions to) Financing Subsidiaries to the extent not prohibited by Section 6.03(d);

(f)Investments constituting Permitted Convertible Note Hedges;

(g)Investments held on the Sixth Amendment Effective Date and listed on Schedule 6.04; and

(h)additional Investments acquired, made, entered into or held after the Sixth Amendment Effective Date up to but not exceeding $10,000,000 in the aggregate at any time outstanding.

For purposes of clause (g) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

SECTION 6.05.Restricted Payments.  The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:

(a)dividends with respect to the capital stock of the Borrower to the extent payable in additional shares of the Borrower’s common stock;

(b)dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in any taxable year of the Borrower in amounts not to exceed the amount that is estimated in good faith by the Borrower to be required to (i) reduce to zero for such taxable year or for the previous taxable year, its investment company taxable income (within the meaning of section 852(b)(2) of the Code), and reduce to zero the tax imposed by section 852(b)(3) of the Code and (ii) avoid federal excise taxes for such taxable year imposed by section 4982 of the Code;

(c)dividends and distributions in each case in cash or other property (excluding for this purpose the Borrower’s common stock) in addition to the dividends and distributions permitted under the foregoing clauses (a) and (b), so long as on the date of such Restricted Payment and after giving effect thereto:

(i)no Default shall have occurred and be continuing; provided that, if such Restricted Payment is a scheduled dividend of the Borrower, then such Restricted Payment shall be deemed to comply with this Section 6.05(c)(i) so long as no Default or Event of Default shall have occurred and be continuing at the time of declaration and (A) such payment is made within seventy five (75) days after declaration thereof or (B) no Event of Default shall have occurred and be continuing at the time of payment or immediately after giving effect thereto; and

(ii)the aggregate amount of Restricted Payments made during any taxable year of the Borrower after December 31, 2020 under this clause (c) shall not exceed an amount equal to the difference of (x) an amount equal to 10% of the taxable income of the Borrower for such taxable year determined under section 852(b)(2) of the Code, but without regard to subparagraphs (A), (B) or (D) thereof, minus (y) the amount, if any, by which dividends and distributions made during such taxable year pursuant to the foregoing clause (b) based upon the Borrower’s estimate of taxable income exceeded the actual amounts specified in subclauses (i) and (ii) of such foregoing clause (b) for such taxable year; provided that dividends declared in any taxable year but paid in the subsequent taxable year shall be deemed to be made in the taxable year such dividends were declared;

(d)any delivery or payment (i) in connection with, or as part of, the termination or settlement of any Permitted Warrant, (ii) in connection with entering into a Permitted Convertible Note Hedge and (iii) in connection with the replacement of any existing Permitted Convertible Note Hedge with a substantially similar Permitted Convertible Note Hedge; and

(e)other Restricted Payments so long as (i) on the date of such other Restricted Payment and after giving effect thereto (x) the Covered Debt Amount does not exceed 90% of the Borrowing Base and (y) no Default shall have occurred and be continuing and (ii) to the extent that the Covered Debt Amount would exceed 60% of the Borrowing Base on the date of such Restricted Payment after giving effect thereto, on the date of such other Restricted Payment the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as at such date demonstrating compliance with subclause (x) after giving effect to such Restricted Payment.  For purposes of preparing such Borrowing Base Certificate, (A) the fair market value of Portfolio Investments for which market quotations are readily available shall be the most recent quotation available for such Portfolio Investment and (B) the fair market value of Portfolio Investments for which market quotations are not readily available shall be the

Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01(d); provided that the Borrower shall reduce the Value of any Portfolio Investment referred to in this subclause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Portfolio Investment.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary Guarantor.

SECTION 6.06.Certain Restrictions on Subsidiaries.  The Borrower will not permit any of its Subsidiaries (other than Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property; provided that the foregoing shall not apply to (i) indentures, agreements, instruments or other arrangements pertaining to other Indebtedness permitted hereby so long as it is not, in the Borrower’s good faith judgment, materially more restrictive or burdensome in respect of the foregoing activities than the Loan Documents (provided that such restrictions would not adversely affect the exercise of rights or remedies of the Administrative Agent or the Lenders hereunder or under the Security Documents or restrict any Obligor in any manner from performing its obligations under the Loan Documents) and (ii) indentures, agreements, instruments or other arrangements pertaining to any lease, sale or other disposition of any asset permitted by this Agreement or any Lien permitted by this Agreement on such asset so long as the applicable restrictions only apply to the assets subject to such lease, sale, other disposition or Lien.

SECTION 6.07.Certain Financial Covenants.

(a)Minimum Shareholders’ Equity.  The Borrower will not permit Shareholders’ Equity at the last day of any fiscal quarter of the Borrower to be less than the greater of (i) 33% of the total assets of the Borrower and its Subsidiaries as at the last day of such fiscal quarter (determined on a consolidated basis, without duplication, in accordance with GAAP) and (ii) $240,000,000 plus 25% of the net proceeds of the sale of Equity Interests by the Borrower and its Subsidiaries after the Sixth Amendment Effective Date, which in any event shall not include dividends, distributions or other payments in respect of such Equity Interests that are paid in Equity Interests in respect of such Equity Interests.

(b)Asset Coverage Ratio.  The Borrower will not permit the Asset Coverage Ratio to be less than 1.50 to 1.00 at any time.  The Borrower will not permit the “asset coverage” ratio under the Investment Company Act to be less than the percentage required under the Investment Company Act for the Borrower to issue or sell any class of senior security (as defined under the Investment Company Act).

(c)Senior Coverage Ratio.  The Borrower will not permit the Senior Coverage Ratio to be less than 2.00 to 1.00 at any time.

SECTION 6.08.Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any material transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions in the ordinary course of business (it being agreed that affiliate transactions that are expressly permitted to be undertaken by a “business development company” under the Investment Company Act and the rules and regulations promulgated thereunder will be deemed to be in the ordinary course of business for purposes of this Section 6.08) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) Restricted Payments permitted by Section 6.05, (d) the transactions provided in the Affiliate Agreements, (e) transactions described on Schedule V, (f) any Investment that results in the creation of an Affiliate and (g) Permitted Board-Approved Affiliate Transactions.

SECTION 6.09.Lines of Business.  The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies.

SECTION 6.10.No Further Negative Pledge.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations under the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.

SECTION 6.11.Modifications of Longer-Term Documents.  Without the prior consent of the Administrative Agent (with the approval of the Required Lenders), the Borrower will not consent to any modification, supplement or waiver of:

(a)any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Secured Longer-Term Indebtedness” and “Unsecured Longer-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless (i) in the case of Secured Longer-

Term Indebtedness, such Indebtedness would have been permitted to be incurred as Secured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Secured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Secured Shorter-Term Indebtedness” for all purposes of this Agreement) and (ii) in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement) or

(b)any material provision of any of the Affiliate Agreements (other than any Permitted Board-Approved Affiliate Transaction), unless such modification, supplement or waiver is not less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

No written consent or waiver shall be required for any conversion or exchange rate and/or price adjustment with respect to any convertible or exchangeable debt securities made pursuant to the terms thereof.

SECTION 6.12.Prepayments of Longer-Term Indebtedness.  The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness (other than (x) the 2022 Notes and (y) the refinancing (including by an exchange) of Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with Indebtedness permitted under Section 6.01), except for (a) regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness, (b) payments and prepayments of Secured Longer-Term Indebtedness required to comply with requirements of Section 2.10(c), (c) any such purchase, redemption, retirement, acquisition or other payment described above, in each case to the extent the consideration therefor consists of Equity Interests of the Borrower, or (d) prepayments that would be permitted as (and shall be included in the calculation of) Restricted Payments pursuant to Section 6.05(e); provided that nothing in this Section 6.12 shall prohibit “pay-in-kind” interest by adding accrued interest to the principal amount of the applicable Indebtedness.

SECTION 6.13.SBIC Guarantee.  The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable (in the case of clause (e) below, subject to applicable cure periods), whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as and when required by Section 2.09(a);

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

(d)the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.02(a), Section 5.03 (with respect to the Borrower’s existence) or Section 5.08(a) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Sections 5.01(e) and (f) or 5.02 (other than Section 5.02(a)) and such failure shall continue unremedied for a period of five or more days after notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower;

(e)a Borrowing Base Deficiency shall occur and continue unremedied for a period of five or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency pursuant to Section 5.01(e); provided that it shall not be an Event of Default hereunder if the Borrower shall present the Administrative Agent with a plan reasonably feasible in the opinion of the Administrative Agent (with the approval of the Required Lenders) to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period;

(f)the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower; provided that no Event of Default shall exist as a result of the Borrower’s failure to deliver copies of the reports described in Section 5.01(f) to the Administrative Agent or any Lender if (i) the Borrower’s independent public accountants require, as a condition to the Administrative Agent’s or such Lender’s receipt of such reports, that the Administrative Agent and/or such Lender execute a release, indemnification or similar agreement and (ii) the Administrative Agent or such Lender refuse to execute such agreement;

(g)the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace periods;

(h)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing (it being understood that the voluntary dissolution or liquidation of a Subsidiary in compliance with Section 6.03(g) shall not constitute an Event of Default under this clause (j));

(k)the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l)one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and (i) the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, discharged or bonded pending appeal, and liability for such judgment amount shall not have been admitted by an insurer of reputable standing reasonably acceptable to the Required Lenders or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(m)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(n)a Change in Control shall occur;

(o)the investment advisor for the Borrower shall cease to be BlackRock Inc. or a Person Controlled by BlackRock Inc.;

(p)the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents); provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take any action solely within its control or required to be taken by it under the Loan Documents, such default shall continue unremedied for a period of ten (10) consecutive Business Days after the Borrower receives written notice thereof from the Administrative Agent;

(q)except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by the Borrower; or

(r)the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.08(b)(iii);

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account (in accordance with Section 2.05(k)) cash in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related

Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign at any time by notice in writing to the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing in consultation with the Borrower), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent’s resignation shall nonetheless become effective in accordance with such notice.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.Notices; Electronic Communications.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

(i)if to the Borrower, to it at 40 East 52nd Street, New York, New York 10022, Attention of Chief Financial Officer, (Telecopy No. (212) 810-5801; Telephone No. (212) 810-5800);

(ii)if to the Administrative Agent, to Citibank, N.A., One Penns Way, New Castle, Delaware 19720, Attention of Agency Operations (Telecopy No. (646) 274-5080; Telephone No. (302) 894-6010; e‑mail AgencyABTFSupport@citi.com, CC: GlAgentOfficeOps@Citi.com);

(iii)if to the Issuing Bank, to Citibank, N.A., One Penns Way, New Castle, Delaware 19720, Attention of Agency Operations (Telecopy No. (646) 274-5080; Telephone No. (302) 894-6010; e‑mail AgencyABTFSupport@citi.com, CC: GlAgentOfficeOps@Citi.com); with a further copy to Hilary Olewe (Telephone No. (212) 816-6534; e-mail hilary.w.olewe@citi.com);

(iv)if to the Swingline Lender, to Citibank, N.A., One Penns Way, New Castle, Delaware 19720, Attention of Agency Operations (Telecopy No. (646) 274-5080; Telephone No. (302) 894-6010; e‑mail AgencyABTFSupport@citi.com, CC: GlAgentOfficeOps@Citi.com); and

(v)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2.06 if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes and except as provided in paragraph (c) below with respect to notices to the Administrative Agent, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.  Unless a Lender or the Issuing Bank has notified the Administrative Agent that it is incapable of receiving notices by electronic communication, each Lender and the Issuing Bank agree to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s or the Issuing Bank’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(c)Communications to the Administrative Agent.  The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement, (iii) provides notices of any Default of Event of Default, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or other such electronic mail address as the Administrative Agent may notify to the Borrower.  In addition, the Borrower agrees to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.  The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Nothing herein shall prejudice the right of the Administrative Agent, the Issuing Bank or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.Waivers; Amendments.

(a)No Deemed Waivers; Remedies Cumulative.  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Amendments to this Agreement.  Other than for Commitment Increases effected in accordance with Section 2.08(e), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i)increase the Commitment of any Lender without the written consent of such Lender,

(ii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

(iii)postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv)change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments, or making of disbursements, required thereby without the written consent of each Lender affected thereby, or

(v)change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby;

provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be and (y) the consent of Lenders holding not less than two-thirds of the Revolving Credit Exposure and unused Commitments (excluding, to the extent that such would be excluded under Section 2.19(a)(ii), the Revolving Credit Exposures and unused Commitments of any Defaulting Lenders) will be required (A) for any adverse change affecting the provisions of this Agreement relating to the Borrowing Base (including the definitions used therein), or the provisions of Section 5.12(b)(ii), and (B) for any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.

(c)Amendments to Security Documents; Releases of Liens and Subsidiary Guarantors.  No Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding (i) any such increase pursuant to a Commitment Increase under Section 2.08(e) to an aggregate amount not greater than $325,000,000 and (ii) Designated Indebtedness and Hedging Agreement Obligations (as such terms are defined in the Guarantee and Security Agreement)) except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, (i) without the written consent of each Lender, no such agreement shall release all or substantially all of the Obligors from their respective obligations under the Security Documents and (ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, or release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to release any Lien covering property (and to release any such guarantor) at any time that (x) such release is permitted under the Guarantee and Security Agreement or (y) the consent of the Required Lenders or each Lender, as applicable, as provided in this Section 9.02(c) or the consent of such Lenders as provided by Section 9.02(b), in each case, has been obtained.

(d)Replacement of Non-Consenting Lender.  If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by this Section 9.02, the Borrower has obtained the consent of the Required Lenders but the consent of one or more Lenders (each a “Non-Consenting Lender”) whose consent is required for such change, waiver, discharge or termination is not obtained, then (so long as no Event of Default has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender with one or more replacement Lenders pursuant to Section

2.18(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

SECTION 9.03.Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arrangers and their Affiliates, including the reasonable and documented fees, charges and disbursements of one outside counsel, one local counsel in each relevant jurisdiction and one regulatory counsel in each relevant regulatory field (in each case selected by the Administrative Agent) for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of one outside counsel, one local counsel in each relevant jurisdiction and one regulatory counsel in each relevant regulatory field (in each case selected by the Administrative Agent) for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof; provided that if the Administrative Agent, the Issuing Bank or any Lender shall determine in good faith that there is likely to be a conflict between its interests and the interests of such other Persons (any party making such determination, a “Determining Party”), the Borrower shall pay all documented fees, charges and disbursements of an additional outside counsel, and additional local counsel in each relevant jurisdiction and an additional regulatory counsel in each relevant regulatory field, as applicable, for the Determining Party to the extent reasonably requested, and (iv) and all documented costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; provided that unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of any fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(d) in an aggregate amount in excess of $200,000 in any 12-month period (the “IVP Supplemental Cap”).

(b)Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.16), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (iv) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the willful misconduct or gross negligence of such Indemnitee or (ii) a claim brought by the Borrower or any Obligor against such Indemnitee for material breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if the Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection.

(c)Reimbursement by Lenders.  To the extent that (i) the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section or (ii) the fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(d) exceed the IVP Supplemental Cap for any 12-month period, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (or to the Administrative Agent, in the case of clause (ii) above), such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that, in the case of clause (i) above, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon such Lender’s share of the aggregate Revolving Credit Exposures and unused Commitments at such time.

(d)Waiver of Consequential Damages, Etc.  To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)Payments.  All amounts due under this Section shall be payable promptly after written demand therefor.

(f)No Fiduciary Duty.  Each of the Lenders and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”) may have economic interests that conflict with those of the Obligors, their stockholders and/or their Affiliates.  The Borrower agrees that nothing in this Agreement or the other Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Obligors, their stockholders or their Affiliates, on the other.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Obligors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Bank is acting solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person.  The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Obligor, in connection with such transaction or the process leading thereto.

SECTION 9.04.Successors and Assigns.

(a)Assignments Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.

(i)Assignments Generally.  Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee;

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate of a Lender; and

(C)each of the Issuing Bank and the Swingline Lender.

(ii)Certain Conditions to Assignments.  Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender or an Approved Fund), for which the Borrower and the Guarantors shall not be obligated;

(D)the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E)no such assignment will be made to any Defaulting Lender or any of their respective subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender.

(iii)Effectiveness of Assignments.  Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(iv)Defaulting Lender Assignments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in the applicable Class.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)Maintenance of Registers by Administrative Agent.  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”).  The entries in the Registers shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Registers shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Acceptance of Assignments by Administrative Agent.  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)Special Purposes Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.14 (or any other increased costs protection provision), 2.15 or 2.16.  Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Issuing Bank, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the

Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC.  In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f)Participations.  Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each

Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender hereunder.

(g)Limitations on Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and such Participant agrees, for the benefit of the Borrower, to comply with paragraphs (e) and (g) of Section 2.16 as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the Code, the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations.

(h)Participant Register.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(j)No Assignments to the Borrower or Affiliates.  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in its Commitments or any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

(k)No Assignments to Natural Persons.  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in its Commitments or any Loan or LC Exposure held by it hereunder to a natural Person.

SECTION 9.05.Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.Counterparts; Integration; Effectiveness; Electronic Execution.

(a)Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement and any other Loan Document (including in any Assignment and Assumption) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Without limiting the generality of the foregoing, the parties hereto hereby (i) agree that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Borrower, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 9.07.Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19(b) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

SECTION 9.09.Governing Law; Jurisdiction; Etc.

(a)Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)Submission to Jurisdiction.  The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)Waiver of Venue.  The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.Judgment Currency.  This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the

Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency.  The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13.Treatment of Certain Information; Confidentiality.

(a)Treatment of Certain Information.  The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder.  Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b)Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, (i) to “Gold Sheets” and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications, (j) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization, (k) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization, or (l) to a nationally recognized rating agency that requires access to information regarding the Obligors, the Loans and Loan Documents in connection with ratings issued with respect to a Securitization.  For purposes of this Section, “Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Loan Documents.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14.USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

SECTION 9.15.Original Credit Agreement; Effectiveness of Amendment and Restatement.  Until this Agreement becomes effective in accordance with the terms provided herein, the Original Credit Agreement shall remain in full force and effect and shall not be affected hereby.  On and after the Original Effective Date, all obligations of the Borrower under the Original Credit Agreement shall become obligations of the Borrower hereunder and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof.

SECTION 9.16.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Lender which is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender party hereto that is an Affected Financial Institution; and

(i)the effects of any Bail-in Action on any such liability, including, if applicable:

(ii)a reduction in full or in part or cancellation of any such liability;

(iii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iv)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.17.German Bank Separation Act.  If any Lender subject to the German Bank Separation Act (any such Lender, a “GBSA Lender”) shall have determined in good faith (which determination shall be made in consultation with the Borrower) that, due to the implementation of the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz)) (the “GBSA”), whether before or after the date hereof, or any corresponding European legislation (such as the proposed regulation on structural measures improving the resilience of European Union credit institutions) that may amend or replace the GBSA in the future or any regulation thereunder, or due to the promulgation of, or any change in the interpretation by, any court, tribunal or regulatory authority with competent jurisdiction of the GBSA or any corresponding future European legislation or any regulation thereunder, the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful (regardless of whether such illegality, prohibition or unlawfulness could be prevented by transferring such arrangements or Loans to an affiliate or other third party), then, and in any such event, such GBSA Lender shall give written notice to the Borrower and the Administrative Agent of such determination (which written notice shall include a reasonably detailed explanation of such illegality, prohibition or unlawfulness, including, without limitation, all evidence and calculations used in the determination thereof, a “GBSA Notice”), whereupon (i) all of the obligations owed to such GBSA Lender hereunder and under the Loans shall become due and payable, and the Borrower shall repay the outstanding principal of such obligations together with accrued interest thereon promptly (and in no event later than the 5th Business Day immediately after the date of such notice) and such repayment shall not be subject to the terms and conditions of Section 2.17(c) or 2.17(d) to the extent that there are no outstanding amounts due and payable to the other Lenders at such date and (ii) the Commitments of such GBSA Lender shall terminate on the fifth Business Day immediately after the date of such GBSA Notice (such date being an “Initial Termination Date”); provided that, notwithstanding the foregoing, prior to such Initial Termination Date and in the event the Borrower in good faith reasonably believes there is a mistake, error or omission in the grounds used to determine such illegality, prohibition or unlawfulness under the GBSA or any corresponding future European legislation or any regulation thereunder, then the Borrower may provide written notice (which written notice shall include a reasonably detailed explanation of the basis of such good faith belief, including, without limitation, all evidence and calculations used in the determination thereof) to that effect, at which point the obligations owed to such GBSA Lender hereunder and under the Loans shall not become due and payable, and the Commitments of such GBSA Lender shall not terminate, until the Business Day immediately following the tenth Business Day immediately after the date of the GBSA Notice (the period from, and including, the date of the GBSA Notice until such tenth Business Day being the “GBSA Consultation Period”).  In the event the Borrower and such GBSA Lender cannot in good faith reasonably agree during the GBSA Consultation Period whether the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful under the GBSA or any corresponding future European legislation or any regulation thereunder, then all of the obligations owed to such GBSA Lender hereunder and under the Loans shall become due and payable, and the Commitments of such GBSA Lender shall terminate, on the Business Day immediately following the last day of such GBSA Consultation Period.  During the GBSA Consultation Period, (i) the Commitments and Revolving Credit Exposure of any GBSA Lender shall be subject to Section 2.19, and the Borrower shall have all rights to replace such GBSA Lender in accordance with Section 2.18(b), in each case, as though such GBSA Lender were a “Defaulting Lender” for purposes of this Agreement and (ii) no GBSA Lender shall be required to fund its pro rata share of any Borrowing.  To the extent any Swingline Exposure or LC Exposure exists at the time a GBSA Lender’s Loans are repaid in full pursuant to this Section 9.17, such Swingline Exposure or LC Exposure shall be reallocated as set forth in Section 2.19(a), treating for this purpose such GBSA Lender as a Defaulting Lender.

SECTION 9.18.Acknowledgement Regarding Any Supported QFCs.  (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c)As used in this Section 9.18, the following terms have the following meanings:

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with 12 U.S.C. § 5390(c)(8)(D).

SECTION 9.19.Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not to or for the benefit of the Borrower or any other Obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.20.Erroneous Payments.

(a)If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting the immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of the immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of the immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender, Issuing Bank or Secured Party shall (and shall cause any Payment Recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.20(b).

(c)Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.  Subject to Section 9.04(b), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment, and, upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any Payment Recipient that receives funds on its respective behalf).  No Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Obligor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 9.20 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) (other than contingent obligations not then due and payable) under any Loan Document.

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SCHEDULE VI

TO CREDIT AGREEMENT

GICS Industry Classification Group List

[See definition of “Industry Classification Group” in Section 1.01]

101010	Energy Equipment & Services
101020	Oil, Gas & Consumable Fuels
151010	Chemicals
151020	Construction Materials
151030	Containers & Packaging
151040	Metals & Mining
151050	Paper & Forest Products
201010	Aerospace & Defense
201020	Building Products
201030	Construction & Engineering
201040	Electrical Equipment
201050	Industrial Conglomerates
201060	Machinery
201070	Trading Companies & Distributors
202010	Commercial Services & Supplies
202020	Professional Services
203010	Air Freight & Logistics
203020	Airlines
203030	Marine
203040	Road & Rail
203050	Transportation Infrastructure
251010	Auto Components
251020	Automobiles
252010	Household Durables
252020	Leisure Products
252030	Textiles, Apparel & Luxury Goods
253010	Hotels, Restaurants & Leisure
253020	Diversified Consumer Services
254010	Media (discontinued effective close of September 28, 2018)
255010	Distributors
255020	Internet & Direct Marketing Retail
255030	Multiline Retail
255040	Specialty Retail
301010	Food & Staples Retailing
302010	Beverages
302020	Food Products
302030	Tobacco
303010	Household Products
303020	Personal Products
351010	Health Care Equipment & Supplies
351020	Health Care Providers & Services
351030	Health Care Technology
352010	Biotechnology

SCHEDULE VI

TO CREDIT AGREEMENT

352020	Pharmaceuticals
352030	Life Sciences Tools & Services
401010	Banks
401020	Thrifts & Mortgage Finance
402010	Diversified Financial Services
402020	Consumer Finance
402030	Capital Markets
402040	“Mortgage Real Estate Investment Trusts (REITs)”
403010	Insurance
451010	Internet Software & Services (discontinued effective close of September 28, 2018)
451020	IT Services
451030	Software
452010	Communications Equipment
452020	Technology Hardware, Storage & Peripherals
452030	Electronic Equipment, Instruments & Components
453010	Semiconductors & Semiconductor Equipment
501010	Diversified Telecommunication Services
501020	Wireless Telecommunication Services
502010	Media
502020	Entertainment
502030	Interactive Media & Services
551010	Electric Utilities
551020	Gas Utilities
551030	Multi-Utilities
551040	Water Utilities
551050	Independent Power and Renewable Electricity Producers
601010	“Equity Real Estate Investment Trusts (REITs)”
601020	Real Estate Management & Development

EXHIBIT A

[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]1]

3.	Borrower:	BlackRock Capital Investment Corporation

[1]	Select as applicable.

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of, February 19, 2016, as amended as of August 8, 2016, June 5, 2017, March 15, 2018, August 30, 2019, May 22, 2020, and April [●], 2021, among BlackRock Capital Investment Corporation, the Lenders parties thereto and Citibank, N.A., as Administrative Agent

6.	Assigned Interest:

Class Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:   __________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature Pages Follow]

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Dollar Commitment”, “Multicurrency Commitment”, etc.).
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title: [Consented to and]4 Accepted:

CITIBANK, N.A., as
Administrative Agent

By

Name:

Title:

[Consented to:

[•], as
Issuing Bank

By

Name:

Title: ]5

[Consented to:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Issuing Bank is required by the terms of the Credit Agreement.

[•], as
Swingline Lender

By

Name:

Title: ]6

[Consented to:

BLACKROCK CAPITAL INVESTMENT CORPORATION

By

Name:

Title: ]7

[6]	To be added only if the consent of the Swingline Lender is required by the terms of the Credit Agreement.
[7]	To be added only when the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.
1.1

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (c) appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan

Documents as are delegated to or otherwise conferred upon the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.
2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic image scan transmission (e.g., “.pdf” via electronic mail) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.